UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
The Toro Company
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The Toro Company
NOTICE OF 2024
ANNUAL MEETING AND
PROXY STATEMENT
FOR MARCH 19, 2024

Worldwide Headquarters
8111 Lyndale Avenue South
Bloomington, MN 55420-1196
952-888-8801
February 6, 2024
Dear Fellow Shareholders:
On behalf of The Toro Company Board of Directors and management team, we are pleased to invite you to join us for The Toro Company 2024 Annual Meeting of Shareholders to be held virtually on Tuesday, March 19, 2024, at 2:00 p.m., Central Daylight Time.
Details about the annual meeting, nominees for election to the Board of Directors and other matters to be acted on at the annual meeting are presented in the notice and proxy statement that follow. Information regarding attending the virtual annual meeting can be found on page 1 of the proxy statement.
It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold. Accordingly, please exercise your right to vote by following the instructions for voting contained in the Notice Regarding the Availability of Proxy Materials or the paper or electronic copy of our proxy materials you received for the meeting.
Thank you for your continued support of our Company.
Sincerely,
Richard M. Olson
Chairman of the Board, President and CEO
You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive shareholder materials electronically will remain in effect until canceled.
i

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NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

Date:	Tuesday, March 19, 2024
Time:	2:00 p.m., Central Daylight Time
Location:	Virtual www.virtualshareholdermeeting.com/TTC2024

Agenda:	1. To elect as directors the two nominees named in the proxy statement, each to serve for a term of three years ending at the 2027 Annual Meeting of Shareholders;
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2024;
3. To approve, on an advisory basis, our executive compensation; and
4. To transact any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.
We currently are not aware of any other business to be brought before the annual meeting. Shareholders of record at the close of business on January 22, 2024, the record date, will be entitled to vote at the annual meeting or at any adjournment or postponement of the annual meeting. A shareholder list will be made available at our principal executive offices during ordinary business hours beginning March 8, 2024, for examination by any shareholder registered on our stock ledger as of the record date for any purpose germane to the annual meeting and will be open for examination by any shareholder electronically during the annual meeting at www.virtualshareholdermeeting.com/TTC2024 when you enter your 16-Digit Control Number.
Your vote is important. A majority of the outstanding shares of our common stock must be present either by attending the virtual meeting or by proxy to constitute a quorum for the conduct of business. Please promptly vote your shares by following the instructions for voting contained in the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic version of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet, telephone or mobile device voting as described on your proxy card.
February 6, 2024

BY ORDER OF THE BOARD OF DIRECTORS

Joanna M. Totsky Vice President, General Counsel and Corporate Secretary

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS	i
NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS	iii
THE TORO COMPANY HIGHLIGHTS AND PROXY STATEMENT EXECUTIVE SUMMARY	vii
Business Overview	vii
Highlights of Our Financial, Operational and Strategic Achievements for Fiscal 2023	vii
The Toro Company's Commitment to Sustainability	viii
2024 Annual Meeting of Shareholders	viii
Meeting Agenda, Voting Matters and Recommendations	ix
How to Cast Your Vote	ix
Corporate Governance Highlights	ix
Information About our Board of Directors	x
Executive Compensation	xi
Fiscal 2023 Executive Compensation Summary	xi
PROXY STATEMENT	1
GENERAL INFORMATION ABOUT THE 2024 ANNUAL MEETING AND VOTING	1
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Tuesday, March 19, 2024	1
When and Where Will the Annual Meeting Be Held?	1
How Can I Attend the Virtual Annual Meeting?	1
What Are the Purposes of the Annual Meeting?	1
Are There Any Matters To Be Voted On at the Annual Meeting that Are Not Included in this Proxy Statement?	2
Who Is Entitled to Vote and How Many Shares Must Be Present to Hold the Annual Meeting?	2
How Do I Vote My Shares?	2
How Does the Board Recommend that I Vote and What Vote is Required for Each Proposal?	3
How Will My Shares Be Voted?	3
What Does It Mean If I Receive More Than One Notice or Set of Proxy Materials?	4
How Can I Revoke or Change My Vote?	4
Who Will Count the Votes?	4
How Will Business Be Conducted at the Annual Meeting?	4
How Can I Ask Questions In Advance of and During the Annual Meeting?	4
PROPOSAL ONE—ELECTION OF DIRECTORS	5
Board Size and Structure	5
Nominees for Director	5
Board Recommendation	5
Information About Director Nominees and Continuing Directors	5
CORPORATE GOVERNANCE	13
Corporate Governance Guidelines	13
Board Leadership Structure	13
Director Independence	13
Director Attendance; Executive Sessions	14
Board Committees	14
Board's Role in Risk Oversight	16

Executive Compensation Process	17
Director Nomination and Refreshment Process	18
Related Person Transactions and Policies and Procedures Regarding Related Person Transactions	18
Board of Directors Business Ethics Policy Statement	19
Code of Conduct and Code of Ethics for our CEO and Senior Financial Personnel	19
Communications with Directors	19
Complaint Procedures	19
DIRECTOR COMPENSATION	20
Director Compensation Program for Fiscal 2023	20
Director Compensation for Fiscal 2023	22
PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24
Selection of Independent Registered Public Accounting Firm	24
Audit, Audit-Related, Tax and Other Fees	24
Pre-Approval Policies and Procedures	24
Board Recommendation	24
Audit Committee Report	25
PROPOSAL THREE—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION	26
Background	26
Our Pay Philosophy	26
Best Practices	26
Proposed Resolution	27
Next Say-on-Pay Vote	27
Board Recommendation	27
COMPENSATION DISCUSSION AND ANALYSIS	28
Executive Summary: Changes in Senior Leadership Team	28
Executive Summary: Fiscal 2023 Compensation Actions and Outcomes	29
Compensation Philosophy	30
Compensation Highlights and Best Practices	31
Pay for Performance and Pay Mix	31
Elements of Our Executive Compensation Program	32
Employment, Severance and Change in Control Arrangements	40
Named Executive Officer Stock Ownership Guidelines	41
Anti-Hedging and Anti-Pledging	41
Tax Considerations	41
Risk Assessment	41
Clawback Policy and Provisions	42
Competitive Considerations and Use of Market Data	42
How We Make Compensation Decisions	42
Compensation and Human Resources Committee Report	44
v

EXECUTIVE COMPENSATION	45
Summary Compensation Table	45
All Other Compensation for Fiscal 2023	46
Grants of Plan-Based Awards for Fiscal 2023	47
Outstanding Equity Awards at Fiscal Year-End for 2023	49
Option Exercised and Stock Vested for Fiscal 2023	51
Nonqualified Deferred Compensation for Fiscal 2023	52
Pay Versus Performance (PvP)	57
Potential Payments Upon Termination or Change in Control	61
Pay Ratio Disclosure	66
Compensation and Human Resources Committee Interlocks and Insider Participation	66
STOCK OWNERSHIP	67
Significant Beneficial Owners	67
Directors and Executive Officers	68
Stock Ownership Guidelines	70
Anti-Hedging and Anti-Pledging Policies	70
Delinquent Section 16(a) Reports	70
EQUITY COMPENSATION PLAN INFORMATION	71
OTHER INFORMATION	71
Shareholder Proposals and Director Nominations for the 2025 Annual Meeting	71
Householding of Annual Meeting Materials	72
Annual Report	72
Cost and Method of Solicitation	72

_____________________
References in this proxy statement to:
•"TTC," "we," "us," "our," or the "Company" refer to The Toro Company;
•"Board" refer to the Board of Directors of TTC;
•"annual meeting" refer to our 2024 Annual Meeting of Shareholders; and
•2023 Annual Report refer to our Annual Report to Shareholders for fiscal 2023, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, being made available together with this proxy statement.
Information on our website and any other websites referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

THE TORO COMPANY HIGHLIGHTS AND PROXY STATEMENT EXECUTIVE SUMMARY
Business Overview
The Toro Company, founded in 1914, is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With its worldwide headquarters in Bloomington, Minnesota, The Toro Company's global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, Spartan, BOSS, Ventrac, American Augers, Trencor, Pope, Subsite, HammerHead, Radius, Perrot, Hayter, Unique Lighting Systems, Irritrol, and Lawn-Boy. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations.

OUR PURPOSE To help our customers enrich the beauty, productivity and sustainability of the land.	OUR VISION To be the most trusted leader in solutions for the outdoor environment. Every day. Everywhere.	OUR MISSION To deliver superior innovation and to deliver superior customer care.

OUR GUIDING PRINCIPLES
Our success is founded on a long history of caring relationships based on trust and integrity. These relationships are the foundation on which we build market leadership with the best in innovative products and solutions to make outdoor environments beautiful, productive, and sustainable. We are entrusted to strengthen this legacy of excellence.

Highlights of Our Financial, Operational and Strategic Achievements for Fiscal 2023

Financial
$4.55 billion
Net Sales
Achieved $4.55 billion in total net sales, consisting of professional segment net sales of $3.67 billion, up 7.1% from $3.43 billion last year, and residential segment net sales of $854.2 million, down 20.1% from $1.07 billion last year.

$4.21	Earnings Per Share Achieved reported diluted earnings per share, or EPS, of $4.21 per share, an 0.2% increase year-over-year.
$0.34 share
Quarterly Cash Dividend
Paid a $0.34 per share quarterly cash dividend, a 13% increase over our fiscal 2022 quarterly cash dividend, and announced a $0.36 per share quarterly cash dividend for fiscal 2024

Operational
✓
Drive for Five
Continued our multi-year employee initiative, "Drive for Five," intended to align and engage employees on furthering our strategic growth by offering innovative business and product categories to serve our customers. The core focus of this initiative is our goal of exceeding $5.0 billion in net sales through organic growth, while continuing our focus on improving profitability, by the end of fiscal 2024.

✓
Sustainability Endures
Released our fiscal 2022 Sustainability Report in June 2023, which highlights key achievements, metrics and sustainability goals as part of our Sustainability Endures strategic initiative. The report builds on our longstanding commitment to making a positive impact financially, socially and environmentally worldwide.

Strategic
✓
Accelerating Profitable Growth, Driving Productivity and Operational Excellence and Empowering our People
Continued our key strategic priorities of accelerating profitable growth, driving productivity and operational excellence, and empowering our people.

✓	Research and Development Investment We invested $173.9 million in R&D initiatives, an 11.8% increase over fiscal 2022.
✓
Continued Focus on Alternative Power, Smart-Connected Products and Autonomous Solutions
Our creative, hard-working teams drove innovative advancements in technology, focusing on alternative power, smart-connected products and autonomous solutions. This culminated in the launch of our first commercial-grade, battery-powered, zero-emissions stand-on and zero-turn mowers and the showcasing of several autonomous prototypes.

The Toro Company's Commitment to Sustainability

✓ Deeply rooted in our purpose and strategic business priorities
✓ Continuing to advance our sustainability goals through our focus on Product, Process and People, facilitated by Planning
✓ Demonstrating our commitment with an executive leadership role leading our efforts and enhancing our focus
✓ Released our fiscal 2022 Sustainability Report in June 2023
✓ Aligned our priorities with six United Nations Sustainable Development Goals to address environmental and social issues globally
✓ Conducted ESG materiality assessment to engage internal and external stakeholders to confirm our sustainability priorities

PRODUCTS: Develop innovative, safe and high-quality products that yield performance, productivity and environmental benefits for our customers	PROCESS: Continuously improve operational and resource efficiency; energy, water and waste management; and implement Lean management across our value chain	PEOPLE: Promote the growth, development, health, safety and wellness of our employees and give back to the communities where we live and work

Product Pillar Goal: By 2025, increase battery and hybrid product sales to at least 20% of total adjusted net sales (motorized product sales)	Process Pillar Goal: By 2025, reduce absolute Scope 1 and 2 greenhouse gas (GHG) emissions by at least 15% compared to fiscal 2019	People Pillar Goal: By 2025, increase the number of women and racial and ethnic minorities in leadership positions by at least 20% compared to fiscal 2021

PLANNING: Embed sustainability into our culture by enhancing our strategic approach to sustainability initiatives, providing more transparency and supporting our pillars and program development
Our Fiscal 2022 Sustainability Report is available on our website at www.thetorocompany.com under the Sustainability tab.
2024 Annual Meeting of Shareholders

Date and Time Tuesday, March 19, 2024 2:00 p.m. CDT	Location www.virtualshareholdermeeting.com/TTC2024	Record Date January 22, 2024

Meeting Agenda, Voting Matters and Recommendations

Proposal One To elect as directors the two nominees named in this proxy statement, each to serve for a term of three years ending at the 2027 Annual Meeting of Shareholders.	☑	FOR each nominee	Page 5

Proposal Two To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2024.	☑	FOR	Page 24

Proposal Three To approve, on an advisory basis, our executive compensation.	☑	FOR	Page 26
How to Cast Your Vote
Your vote is important! Please vote your shares promptly using one of the methods listed below. See page 2 for additional voting information.

By Internet Go to www.proxyvote.com	By Phone Call 800-690- 6903	By Mobile Device Scan the QR code	By Mail Return your proxy card	By Attending the Meeting Virtually Visit: www.virtualshareholdermeeting.com/TTC2024
Corporate Governance Highlights
Our Board provides oversight of critical matters such as our strategic plans, financial and other controls, risk management, merger and acquisition related activities, and executive succession planning. The Board reviews our major governance documents, policies and processes regularly and thoughtfully determines the structures that are appropriate for our Company at the time, which includes review or determination of the following:

✓ Independent directors (other than CEO) and committee status
✓ Effective lead independent director structure
✓ Regular independent director executive sessions
✓ Anti-hedging and anti-pledging policy
✓ Clawback policy
✓ Codes of conduct and ethics
✓ Comprehensive director onboarding process
✓ Robust stock ownership guidelines

✓ Meaningful Board strategy and risk oversight
✓ Annual Board and committee self-evaluations
✓ Board and committee meeting attendance at 99%
✓ Board access to management
✓ Board oversight of sustainability matters
✓ Emphasis on diversity in Board refreshment efforts
✓ No poison pill

Immediately after the 2024 Annual Meeting, our Board will reflect the following characteristics:

Average Age 59 years	Average Tenure 6 years	New Directors in the Last 5 Years 3

% of Directors who are Racially/Ethnically Diverse 22%	% of Directors who are Women 33%
Information About our Board of Directors

Name and Title	Age	Director Since	Committee Memberships				Other Public Boards	Racial/Gender Diversity
			A	F	N&G	C&HR
Director Nominees
Gary L. Ellis – Lead Independent Director
Retired Executive Vice President, Medtronic plc	67	2006	✓ E	✓			1
Jill M. Pemberton								✓
Chief Financial Officer, North America LVMH Moët Hennessy Louis Vuitton	53	2022	C E	✓
Continuing Directors
Dianne C. Craig								✓
President, Lincoln, Ford Motor Company	59	2024	✓	✓
Jeffrey L. Harmening
Chairman and Chief Executive Officer, General Mills, Inc.	57	2019	✓	C			1
Joyce A. Mullen								✓
President and Chief Executive Officer, Insight Enterprises, Inc.	60	2019			✓	✓	1
Richard M. Olson
Chairman, President and Chief Executive Officer, The Toro Company	60	2016					1
James C. O'Rourke
Senior Advisor, The Mosaic Company	63	2012			✓	C	2
Eric P. Hansotia
Chairman, President and Chief Executive Officer, AGCO Corporation	55	2022			✓	✓	1	✓
D. Christian Koch
Chairman, President and Chief Executive Officer, Carlisle Companies Incorporated	59	2016			C	✓	1

A: Audit	N&G:	Nominating & Governance	✓: Member	E:	Audit Committee Financial Expert
F: Finance	C&HR:	Compensation & Human Resources	C: Chair

x

Executive Compensation

Executive Compensation Program Philosophy
Our executive compensation philosophy is to maintain a program that allows us to attract, retain, motivate and reward highly qualified and talented executive officers.

Align interests of executive officers with shareholder interests	Link pay to performance	Provide competitive target total direct compensation opportunities
Fiscal 2023 Executive Compensation Summary
A significant portion of our executive officers' target total direct compensation is comprised of short- and long-term variable performance-based, or at risk, compensation to directly link their pay to performance. Short-term variable compensation is in the form of annual cash incentive awards. Long-term variable compensation is in the form of three-year performance share awards and stock options that vest over three years. The breakdown of variable, at-risk, pay compared to fixed pay for our Chairman and CEO for fiscal 2023 is shown below:

Chairman and CEO Target Total Direct Compensation Mix

Annual Base Salary: 14%
Target Annual Cash Incentives: 17%
Target Long-Term Incentives: 69%
Total Performance Based: 86%

What we do	✓	Emphasize long-term performance in our equity-based incentive awards
	✓	Use a mix of performance measures in our incentive plans
	✓	Establish threshold levels of performance and caps on payouts
	✓	Maintain a robust clawback policy and provisions
What we don't do	Х	No guaranteed salary increases
	Х	No guaranteed bonuses
	Х	No excessive perquisites
	Х	No individual executive employment agreements
	Х	No gross-up payments

Our fiscal 2023 financial performance resulted in the following:
Annual cash incentives were paid at 29% of target.
Three-year performance awards for the fiscal 2021 to fiscal 2023 performance period were paid at 130.7% of target.

THE TORO COMPANY
8111 Lyndale Avenue South
Bloomington, Minnesota 55420-1196
PROXY STATEMENT
2024 ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, MARCH 19, 2024
2:00 p.m. Central Daylight Time
The Toro Company Board of Directors is using this proxy statement to solicit your proxy for use at The Toro Company 2024 Annual Meeting of Shareholders. We intend to send a Notice Regarding the Availability of Proxy Materials for the annual meeting and make proxy materials available to shareholders (or for certain shareholders and for those who request, a paper version of this proxy statement and the form of proxy) on or about February 6, 2024.

GENERAL INFORMATION ABOUT THE 2024 ANNUAL MEETING AND VOTING
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Tuesday, March 19, 2024.
This proxy statement and our 2023 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, or fiscal 2023, are available at www.thetorocompany.com/proxy.
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to some of our shareholders. Shareholders have the ability to access our proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials (www.proxyvote.com) or request to receive printed proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice Regarding the Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
When and Where Will the Annual Meeting Be Held?
The annual meeting will be held virtually on Tuesday, March 19, 2024 at 2:00 p.m. Central Daylight Time at www.virtualshareholdermeeting.com/TTC2024.
How Can I Attend the Virtual Annual Meeting?
Shareholders at the close of business on the record date may attend the annual meeting by visiting www.virtualshareholdermeeting.com/TTC2024 and logging in with the 16-digit control number included on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials. On the day of our annual meeting, we recommend that you log into our virtual meeting at least 15 minutes before the scheduled start time to ensure that you can access the meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting. Rules governing the conduct of the annual meeting will be posted on the virtual meeting platform along with an agenda.
What Are the Purposes of the Annual Meeting?
The purposes of the 2024 Annual Meeting of Shareholders are to vote on the following items described in this proxy statement:

Proposal One	Election of Directors
Proposal Two	Ratification of Selection of Independent Registered Public Accounting Firm
Proposal Three	Advisory Approval of our Executive Compensation

Are There Any Matters To Be Voted On at the Annual Meeting that Are Not Included in this Proxy Statement?
We currently are not aware of any business to be acted upon at the annual meeting other than as described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjournment or postponement of the annual meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment.
Who Is Entitled to Vote and How Many Shares Must Be Present to Hold the Annual Meeting?
Shareholders of record at the close of business on January 22, 2024, the record date, will be entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting. As of January 22, 2024, there were 104,397,901 outstanding shares of our common stock. Each share of our common stock is entitled to one vote on each matter to be voted on at the annual meeting. Shares of our common stock that are held by us in our treasury are not counted as outstanding shares and will not be voted.
Shareholders holding a majority of the voting power of the outstanding shares of our common stock must be present at the virtual annual meeting or by proxy in order for us to have a quorum for the transaction of business at the annual meeting. Your shares will be counted toward the quorum if you submit a proxy or vote at the annual meeting. Shares represented by proxies marked "abstain" and "broker non-votes" also are counted in determining whether a quorum is present.
How Do I Vote My Shares?
If your shares are registered in your name, you may vote your shares by one of the five following methods:

Vote by Internet	Go to www.proxyvote.com and follow the instructions for Internet voting shown on your Notice Regarding the Availability of Proxy Materials or proxy card.
Vote by Telephone	Call 800-690-6903 and follow the instructions for telephone voting shown on your proxy card.
Vote by Mail	Complete, sign, date and mail your proxy card in the envelope provided if you received paper proxy materials. If you vote by Internet, telephone or mobile device, please do not mail your proxy card.
Vote by Mobile Device	Scan the QR code on your Notice Regarding the Availability of Proxy Materials or proxy card and follow the links.
Vote at the Virtual Meeting	Attend our virtual meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/TTC2024. You will need the 16-digit control number included on your proxy card voting instruction form or Notice Regarding the Availability of Proxy Materials to enter the annual meeting.
If you hold shares as a participant in certain TTC employee benefit plans, you may vote your shares by one of the five methods noted above. If your shares are held in "street name," you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet, telephone or mobile device. On the day of the annual meeting, you may go to www.virtualshareholdermeeting.com/TTC2024, and log in by entering the 16-digit control number found on your voting instruction form. If you do not have your control number, you will be able register as a guest; however, you will not be able to vote or submit questions during the meeting.

How Does the Board Recommend that I Vote and What Vote is Required for Each Proposal?

Proposal	Board Recommendation	Available Voting Selections	Voting Approval Standard	Effect of Withhold or Abstention	Effect of Broker Non- Vote
1.Election of two directors	FOR the two nominees	FOR both nominees; WITHHOLD from both nominees; or WITHHOLD from one of the nominees	Plurality: the two individuals who receive the greatest number of votes cast "for" are elected as directors[1]	No effect	No effect
2.Ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2024	FOR	FOR; AGAINST; or ABSTAIN	Majority of votes cast	No effect	Not applicable[2]
3.Approval of, on an advisory basis, our executive compensation[3]	FOR	FOR; AGAINST; or ABSTAIN	Majority of votes cast	No effect	No effect

1.Under our Amended and Restated Bylaws, if any nominee for director in an uncontested election as to whom a majority of the votes of the shares present at the virtual meeting or represented by proxy at the annual meeting and entitled to vote on the election of directors are designated to be “withheld” from or are voted “against,” that director must tender a resignation for consideration by our Nominating & Governance Committee. Our Nominating & Governance Committee then must evaluate the best interests of our Company and shareholders and recommend the action to be taken by the Board with respect to such tendered resignation.
2.Under applicable New York Stock Exchange, or NYSE, rules, brokers and custodians may vote on the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2024 in their discretion, and, therefore, we do not expect any broker non-votes on this matter.
3.While an advisory vote, our Compensation & Human Resources Committee and Board expect to take into account the outcome of this vote when considering future executive compensation.
How Will My Shares Be Voted?

How Your Shares are Held	How Your Shares will be Voted If You Specify How to Vote	How Your Shares will be Voted If You Do Not Specify How to Vote
Shares registered in your name	The named proxies will vote your shares as you direct	The named proxies will vote FOR all proposals
Shares held in street name	Your broker will vote your shares as you direct	Your broker may vote only on routine items in the absence of your instruction how to vote[1]
Shares held in certain TTC employee benefit plans	The plan trustee will vote your shares confidentially as you direct	The plan trustee will vote your shares in the same proportion as the votes actually cast by participants

1.If your shares are held in “street name” and you do not indicate how you wish to vote, under NYSE rules your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal One—Election of Directors and Proposal Three—Advisory Approval of our Executive Compensation are not “routine” matters. Accordingly, if you do not direct your broker how to vote on those proposals, your broker may not exercise discretionary voting authority and may not vote your shares on these proposals. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the annual meeting for purposes of establishing quorum, as discussed on page 2, they are not considered to be votes cast at the annual meeting and will not be counted as having been voted on the applicable proposal. Proposal Two—Ratification of Selection of Independent Registered Public Accounting Firm is a “routine” matter, and your broker is permitted to exercise discretionary voting authority to vote your shares “for” or “against” the proposal in the absence of your instruction.

What Does It Mean If I Receive More Than One Notice or Set of Proxy Materials?
If you hold your shares in more than one account, you may receive multiple copies of the Notice Regarding the Availability of Proxy Materials and/or electronic or paper copies of our proxy materials. If you are a participant in the dividend reinvestment feature of our Direct Stock Purchase Plan, shares registered in your name are combined with shares you hold in that plan. Similarly, where possible, shares registered in your name are combined with shares you hold, if any, as a participant in certain TTC employee benefit plans. However, shares you hold in "street name" (through a broker, bank or other nominee) are not combined with shares registered in your name or held as a participant in TTC employee benefit plans. If you receive more than one Notice Regarding the Availability of Proxy Materials and/or electronic or paper copies of our proxy materials, you must vote separately for each notice, e-mail notification or proxy and/or voting instruction card having a unique control number to ensure that all of your shares are voted.
How Can I Revoke or Change My Vote?
You may revoke your proxy or change your vote at any time before your shares are voted at the annual meeting by one of the following methods:

How Your Shares are Held	Method to Revoke or Change Your Vote
Shares registered in your name
•Submit another proper proxy with a more recent date than that of the proxy first given by following the Internet, telephone or mobile device voting instructions or complete, sign, date and mail a proxy card;
•Attend the annual meeting virtually and vote electronically at the meeting; or
•Send written notice of revocation to our General Counsel.

Shares held in street name	Follow instructions provided by your broker, bank or other nominee.
Shares held in certain TTC employee benefit plans	Submit another proper proxy with a more recent date than that of the proxy first given by following the Internet, telephone or mobile device voting instructions or complete, sign, date and mail a proxy card.
Who Will Count the Votes?
Broadridge Financial Solutions, Inc. has been engaged to tabulate shareholder votes. An agent of Broadridge Financial Solutions, Inc. will act as our independent inspector of elections for the annual meeting.
How Will Business Be Conducted at the Annual Meeting?
The presiding officer at the annual meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the annual meeting in accordance with the advance notice and information requirements of our Amended and Restated Bylaws will be considered, and no such nominations or other proposals were received.
How Can I Ask Questions in Advance of and During the Annual Meeting?
Shareholders may submit questions in advance of the annual meeting, from February 6, 2024 to March 18, 2024, and during a portion of the annual meeting. If you wish to submit a question in advance of the annual meeting, you may log into www.proxyvote.com using your 16-digit control number and follow the instructions to submit a question. If you wish to submit a question during the annual meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/TTC2024 using the 16-digit control number included on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials and follow the instructions to submit a question. Questions pertinent to meeting matters will be answered during the annual meeting, subject to time limitations.

PROPOSAL ONE—ELECTION OF DIRECTORS
Board Size and Structure
Our Restated Certificate of Incorporation provides that our Board of Directors may be comprised of between eight and twelve directors. As provided in our Restated Certificate of Incorporation, our Board is divided into three staggered classes of directors of the same or nearly the same number, with each class elected in a different year for a term of three years. Our current directors and their respective current terms are as follows:

Current Term Ending at 2024 Annual Meeting	Current Term Ending at 2025 Annual Meeting	Current Term Ending at 2026 Annual Meeting
Janet K. Cooper	Jeffrey L. Harmening	Dianne C. Craig
Gary L. Ellis	Joyce A. Mullen	Eric P. Hansotia
Jill M. Pemberton	Richard M. Olson	D. Christian Koch
James C. O'Rourke

Ms. Cooper attained the age of 70 during her current term and, in accordance with our Corporate Governance Guidelines, will retire from the Board at the expiration of such term at the annual meeting. Ms. Cooper has served as a director for 30 years, and the Board thanks Ms. Cooper for her many years of dedicated service to the Company. In light of her retirement from the Board, the Board has voted to reduce its size from ten to nine directors effective immediately prior to the annual meeting, and thereafter our Board will be comprised of nine directors until the Board determines to change the number. Since our Restated Certificate of Incorporation requires our three classes of directors to be of the same or nearly the same number, the Board intends to rebalance the classes at a future date by adding one or more additional directors or taking other actions. In seeking new directors, the Board intends to continue to prioritize all diversity attributes, including gender and racial/ethnic diversity considerations.
Nominees for Director
The Board has nominated Gary L. Ellis and Jill M. Pemberton for election to the Board, each to serve for a three-year term ending at the 2027 Annual Meeting of Shareholders. Both Mr. Ellis and Ms. Pemberton are current members of the Board and have consented to serve if elected. Proxies only can be voted for the number of persons named as nominees in this proxy statement, which is two.
If prior to the annual meeting the Board learns that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for that nominee will be voted for a substitute nominee as selected by the Board. Alternatively, at the Board's discretion, the proxies may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that either of the two nominees will be unable to serve.

The Board of Directors Recommends a Vote FOR Each Nominee for Director	☑
Information About Director Nominees and Continuing Directors
The following pages provide information about the nominees for election to the Board at the annual meeting, both of whom are current Board members, and each of the other continuing members of the Board. We believe that all of our director nominees and continuing directors display:
•personal and professional integrity;
•appropriate levels of education and business experience;
•strong business acumen;
•an appropriate level of understanding of our business, industries and other relevant industries;
•the ability and willingness to devote adequate time to the work of our Board and its committees;
•a fit of skills and personality with those of our other directors that helps build a Board that is effective, collegial and responsive to the needs of our Company;
•strategic thinking acumen and a willingness to share ideas;

•a diversity of experiences, expertise and backgrounds, including racial, ethnic and gender diversity; and
•the ability to represent the interests of all of our shareholders.
All of our director nominees and continuing directors bring to our Board a wealth of executive leadership experience. The Board considers the following skills and experience to be integral to the success of our Company:

Current/Former CEO. Current or former experience as a chief executive officer is important for providing unique insights on complex global organizations, strategy, risk management, and how to drive change and growth.
Finance/Financial Oversight. A strong understanding of accounting and finance is important for ensuring the integrity of our financial reporting and critically evaluating our performance.
Public Company Board (other than TTC). A deep understanding of the duties and responsibilities of a public company board of directors enhances board effectiveness and ensures independent oversight that is aligned with shareholder interests.
Manufacturing/Supply Chain/Operations. Experience in manufacturing, supply chain and operations is important for providing oversight of optimal manufacturing processes, supplier relationships and the capital needs of the Company.
Distribution Channel. Understanding our distribution channel is key to providing important perspectives on our relationships with our distribution partners.
Strategic Planning. Strong strategic planning experience is vital to assisting us with our short- and long-term strategic planning and key strategic decisions
Regulatory/Government. Significant governmental and policymaking experience play an increasingly important role on our Board as our products become more heavily regulated.

Health and Safety. Ability to provide oversight of our manufacturing operations and employee programs supports our focus on a culture of wellness and safety in our manufacturing facilities and office environments.
Sustainability/Climate. Our commitment to integrating sustainability considerations across our businesses is enhanced by the Board’s ability to support these efforts.
Mergers and Acquisitions. Experience with mergers and acquisitions is critical to sound decisions for strategically pursuing acquisitions that are complementary to our businesses and grow our customer base and geographic penetration.
International Operations. Experience with international operations is important in light of our global footprint and desire to grow our international business.
Information Systems/Cybersecurity. Board oversight of our information systems and cybersecurity risk is critical in light of the increasing prevalence of cyber attacks that could result in reputational, legal, and operational issues for the Company.
Previously Resided Outside the United States. A solid understanding of our global workforce and customers assists the Company with further developing our international strategy.

The following chart summarizes the key experience of each director nominee and continuing director in these critical areas, and provides certain demographic information:

Experience as an Executive Leader in the Following Areas	Dianne Craig	Gary Ellis	Eric Hansotia	Jeffrey Harmening	D. Christian Koch	Joyce Mullen	Richard Olson	James O'Rourke	Jill Pemberton
Current/Former CEO	✓		✓	✓	✓	✓	✓	✓
Finance/Financial Oversight	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board (other than TTC)		✓	✓	✓	✓	✓	✓	✓
Manufacturing/Supply Chain/ Operations	✓		✓	✓	✓	✓	✓	✓	✓
Distribution Channel	✓		✓	✓	✓	✓	✓		✓
Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓
Regulatory/Government	✓	✓		✓	✓	✓	✓	✓
Health and Safety	✓			✓	✓		✓	✓
Sustainability/Climate		✓	✓
Mergers & Acquisitions		✓	✓	✓	✓	✓	✓	✓	✓
International Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓
Information Systems/ Cybersecurity		✓	✓	✓	✓	✓	✓	✓	✓
Previously Resided Outside the United States	✓	✓	✓	✓	✓	✓		✓	✓
Demographics
Race/Ethnicity
African American									✓
Asian/Pacific Islander			✓
White/Caucasian		✓		✓	✓	✓	✓	✓
Hispanic/Latino
Native American
Gender
Male		✓	✓	✓	✓		✓	✓
Female	✓					✓			✓
The information presented on the following pages regarding each director nominee or continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should serve as a director in light of our business and structure.

Director Nominees for Election to the Board for a Term Ending at the 2027 Annual Meeting

Gary L. Ellis Age 67 Director since 2006 Lead Independent Director Committees •Audit •Finance	Background

Gary L. Ellis retired from Medtronic plc, Dublin, Ireland (a global medical technology company). He held the following positions, all at Medtronic:
•Executive Vice President, Global Operations, Information Technology and Facilities & Real Estate (June 2016 – December 2016)
•Executive Vice President and Chief Financial Officer (April 2014 – June 2016)
•Senior Vice President and Chief Financial Officer (May 2005 – April 2014)
•Vice President, Corporate Controller and Treasurer (October 1999 – May 2005)
Qualifications

Mr. Ellis brings extensive financial leadership experience to provide oversight regarding capital structure, financial condition and policies, long-range financial objectives, tax strategies, financing requirements and arrangements, capital budgets and expenditures, risk-management, insurance coverage and strategic planning matters. As our lead independent director he provides balanced, collaborative and challenging support to both the Board and our Chairman and CEO. Mr. Ellis contributes enhanced knowledge of public company requirements and issues. Additionally, Mr. Ellis contributes his experience managing worldwide financial operations and analyzing financial implications of merger and acquisition transactions, as well as aligning business strategies and financial decisions.
Other Public Company Boards

	Current	Past 5 Years
	Inspire Medical Systems, Inc.	Hill-Rom Holdings, Inc.

Jill M. Pemberton Age 53 Director since 2022 Independent Committees •Audit (Chair) •Finance	Background

Jill M. Pemberton is the Chief Financial Officer, North America of LVMH Moët Hennessy Louis Vuitton, Paris, France (a global luxury product company), a position she has held since July 2020. Prior to her current role, she held the following positions:
•Senior Vice President, Corporate Financial Planning & Analysis, Viacom Inc. (now known as Paramount Global, a leading global media company) (July 2019 – January 2020)
•Vice President, Finance, Source COE, Supply Chain (February 2017 – June 2019); Vice President, Finance, Global Franchise Organization, Consumer (March 2014 – February 2017; and Vice President, Finance (September 2013 – March 2014), all at Johnson & Johnson (a global health care company)
Prior to these roles, Ms. Pemberton served in various finance roles of increasing responsibility at the Kraft Heinz Company, Delta Air Lines, Inc. and ZF Group Inc. She holds a Directorship Certification from the National Association of Corporate Directors.
Qualifications

Ms. Pemberton brings to our Board strong and broad financial experience and acumen, enterprise risk management knowledge including relating to cybersecurity and business continuity, investor perspective, strong brand experience and sourcing and supply chain oversight. In addition, she contributes a strategic perspective, with significant acquisition and integration experience, all of which assists our Board in providing guidance and oversight in these areas. As a female, black leader, Ms. Pemberton champions diversity, equity and inclusion initiatives as an Executive Sponsor of LVMH North America's Women and Black Employee Resource Groups and as a member of our Board.
Other Public Company Boards

	Current	Past 5 Years
	None	None

Continuing Members of the Board — Current Term Ending at the 2025 Annual Meeting

Jeffrey L. Harmening Age 57 Director since 2019 Independent Committees •Audit •Finance (Chair)	Background

Jeffrey L. Harmening is the Chairman and Chief Executive Officer of General Mills, Inc., Minneapolis, Minnesota (a global manufacturer, marketer and supplier of food products). He holds or held the following positions, all at General Mills:
•Chairman (since January 2018)
•Chief Executive Officer (since June 2017)
•President and Chief Operating Officer (July 2016 – May 2017)
•Executive Vice President, Chief Operating Officer, U.S. Retail (May 2014 – June 2016)
•Senior Vice President, Chief Executive Officer, Cereal Partners Worldwide (July 2012 – April 2014)
Qualifications

Mr. Harmening brings to our Board extensive experience as a seasoned executive with strong business and financial acumen and experience implementing the strategic direction for a complex and publicly traded company with extensive distribution channels and supply chain operations. Furthermore, he brings experience in driving growth through customer-valued products and acquisitions and advancing diversity, equity and inclusion matters. He demonstrates strong business discipline and commitment to best practices. In addition, he has significant experience managing operations around the world, including having lived in Europe for six years during his tenure at General Mills.
Other Public Company Boards

	Current	Past 5 Years
	General Mills, Inc.	None

Joyce A. Mullen Age 61 Director since 2019 Independent Committees •Compensation & Human Resources •Nominating & Governance	Background

Joyce A. Mullen is the President and Chief Executive Officer of Insight Enterprises, Inc., Chandler, Arizona (an information technology company). She holds or has held the following positions at Insight:
•President and Chief Executive Officer (since January 2022)
•President of North American Businesses (October 2020 – December 2021)
Previously, Ms. Mullen held the following positions at Dell Technologies (a digital technology solutions company):
•President, Global Channel, OEM and IoT (November 2017 – August 2020)
•Senior Vice President and General Manager, Global OEM and IoT Solutions (February 2015 – November 2017)
•Vice President and General Manager, Global OEM Solutions (February 2012 – February 2015)
Ms. Mullen also spent 10 years in leadership positions at Cummins Engine Company, including distribution, manufacturing and international business development.
Qualifications

Ms. Mullen brings to our Board significant executive leadership skills, technology and smart-connected products expertise, strategic and innovative thinking and strong international business experience. She also offers a valuable perspective with regard to evaluating and supporting talent. Additionally, she contributes substantial knowledge of worldwide manufacturing, distribution channels, cybersecurity, digital product development and supply chain strategies, including improving efficiencies in manufacturing operations using Six Sigma, Kaizen and Lean techniques.
Other Public Company Boards

	Current	Past 5 Years
	Insight Enterprises, Inc.	None

Richard M. Olson Age 60 Director since 2016 Committees None	Background

Richard M. Olson is our Chairman of the Board, President and Chief Executive Officer. He holds or held the following positions, all at The Toro Company:
•Chairman (since November 2017)
•Chief Executive Officer (since November 2016)
•President (since September 2015)
•Chief Operating Officer (September 2015 – October 2016)
•Group Vice President, International Business, Micro Irrigation Business and Distributor Development (June 2014 – September 2015)
•Vice President, International Business (March 2013 – June 2014)
•Vice President, Exmark (March 2012 – March 2013)
Qualifications

In his more than 37 years with our Company, Mr. Olson has developed and brings to our Board rich knowledge of the Company, including, in particular, our global businesses and operations, manufacturing processes, supply chain, distribution and channel development, and product development strategies. In addition, the broad experience he has gained through his past leadership of various businesses and manufacturing operations provides him with a unique perspective regarding our growth initiatives and strategic direction. He contributes a deep commitment to quality, technological advancements, innovation, sustainability, diversity, ethical values and business conduct, and focus on customer service. As a result of his dual role as Chairman and CEO, Mr. Olson provides unique insight into our Company's future strategies, opportunities and challenges and serves as a unifying element between our Board and Management.
Other Public Company Boards

	Current	Past 5 Years
	Donaldson Company, Inc.	None

James C. O'Rourke Age 63 Director since 2012 Committees •Compensation & Human Resources (Chair) •Nominating & Governance	Background

James C. O’Rourke is serving as Senior Advisor to The Mosaic Company, Tampa, Florida (a global producer and marketer of combined concentrated phosphate and potash crop nutrients for the global agriculture industry) until his anticipated retirement in mid-2024. Prior to his current position, he held the following positions, all at The Mosaic Company:
•Chief Executive Officer (August 2015 – December 2023)
•President (August 2015 – August 2023)
•Executive Vice President—Operations and Chief Operating Officer (August 2012 – August 2015)
•Executive Vice President—Operations (January 2009 – August 2012)
Qualifications

Mr. O'Rourke brings to our Board significant leadership skills, strategic and innovative thinking from a former chief executive officer perspective and strong international business expertise. He also contributes substantial knowledge of worldwide manufacturing, distribution and supply chain strategies and environmental, health and safety matters. In addition, as a public company director and executive, Mr. O'Rourke contributes a solid understanding of executive compensation and corporate governance matters.
Other Public Company Boards

	Current	Past 5 Years
	Rio Tinto plc	The Mosaic Company
Weyerhaeuser Company

Continuing Members of the Board — Current Term Ending at the 2026 Annual Meeting

Dianne C. Craig Age 59 Director since 2024 Independent Committees •Audit •Finance	Background

Dianne C. Craig is President, Lincoln, the luxury vehicle division of Ford Motor Company, Dearborn, Michigan (Ford Motor designs, manufactures and services cars, trucks, sport utility vehicles and electric vehicles worldwide). She holds or has held the following positions, all at Ford Motor:
•President, Lincoln (since December 2022)
•President, International Markets, Thailand (January 2021 – November 2022)
•Chief Executive Officer, FordDirect (June 2018 – December 2020)
•Executive Director, U.S. Sales (December 2016 – May 2018)
•Chief Executive Officer, Ford Motor Company of Canada (November 2011 – November 2016
Qualifications

Ms. Craig brings to our Board a deep and diverse range of executive leadership experience in an industry applicable to our Company. She contributes a strategic perspective on technology transitions, brand enhancement and operations. Furthermore, her extensive background in channel strategy, building dealer relationships and delivering best-in-class marketing solutions brings expertise in areas critical to the ongoing success of our Company.
Other Public Company Boards

	Current	Past 5 Years
	None	None

Eric P. Hansotia Age 55 Director since 2022 Independent Committees •Compensation & Human Resources •Nominating & Governance	Background

Eric P. Hansotia is the Chairman, President and Chief Executive Officer of AGCO Corporation, Duluth, Georgia (a global leader in the design, manufacture and distribution of agricultural solutions). He holds or held the following positions at AGCO:
•Chairman, President and Chief Executive Officer (since January 2021)
•Chief Operating Officer (January 2019 – December 2020)
•Senior Vice President, Global Crop Cycle and Fuse Connected Services (January 2015 – January 2019)
•Senior Vice President, Global Harvesting and Advanced Technology Solutions (July 2013 – January 2015)
Prior to joining AGCO, Mr. Hansotia spent 20 years at Deere & Company in various leadership positions including at the general manager, vice president and senior vice president levels.
Qualifications

Mr. Hansotia brings to our Board a strong strategic perspective and extensive executive leadership experience in areas critical to our Company's success, including engineering, quality, technology transitions and opportunities, manufacturing, product management, mergers and acquisitions, channel development and public company governance. He has significant international experience gained from leading global manufacturing and supply chain functions. As an individual of Indian descent, Mr. Hansotia champions diversity, equity and inclusion at AGCO and as a member of our Board.
Other Public Company Boards

	Current	Past 5 Years
	AGCO Corporation	None

D. Christian Koch Age 59 Director since 2016 Independent Committees •Compensation & Human Resources •Nominating & Governance (Chair)	Background

D. Christian Koch is the Chairman, President and Chief Executive Officer of Carlisle Companies Incorporated, Scottsdale, Arizona (a diversified manufacturing company with a portfolio of building product businesses). He holds or held the following positions, all at Carlisle:
•Chairman (since May 2020)
•Chief Executive Officer (since January 2016)
•President (since May 2014)
•Chief Operating Officer (May 2014 – January 2016)
•Group President, Carlisle Diversified Products (June 2012 – May 2014)
•President, Carlisle Brake & Friction (January 2009 – June 2012)
•President, Carlisle Asia-Pacific (February 2008 – January 2009)
Qualifications

Mr. Koch brings to our Board his experience as a seasoned executive with strong business acumen and significant experience managing distribution, supply chain, manufacturing and sales operations around the world as well as with mergers and acquisitions and long-range planning. In addition, as a public company director and executive, Mr. Koch contributes a solid understanding of financial oversight, strategic planning, executive compensation, talent development and corporate governance.
Other Public Company Boards

	Current	Past 5 Years
	Carlisle Companies Inc.	None

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines which describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include: director qualifications and responsibilities; Board committees; director board limits; director access to officers and employees; director compensation; director independence; related party transactions; director orientation and continuing education; CEO evaluation and management succession; and Board annual self-evaluation.
From time to time the Board, upon recommendation of the Nominating & Governance Committee, reviews and updates our Corporate Governance Guidelines as it deems necessary and appropriate. Our Corporate Governance Guidelines can be found on our website at www.thetorocompany.com/corporategovernance.
Our Corporate Governance Guidelines provide that our Board has no policy with respect to the separation of the offices of the Chair of the Board and the CEO. The Board believes it is appropriate not to have a policy requiring the separation of the offices of the Chair of the Board and the CEO so that the Board may make this determination based on what it believes is best under the current circumstances. Additionally, our Board believes that this issue is part of the succession planning process and will be reviewed as the Nominating & Governance Committee deems it appropriate. However, at any time that (i) the offices of Chair of the Board and CEO are held by the same person, or (ii) the Chair of the Board does not meet the criteria for "independence" as established by applicable law, the rules and regulations of the SEC or the NYSE listing standards, then the Board, upon recommendation of the Nominating & Governance Committee, shall appoint a Lead Independent Director, who shall have such duties as are described in the Corporate Governance Guidelines or otherwise determined by the Board.
Board Leadership Structure
Our Board is currently chaired by Richard M. Olson, our Chairman and CEO. Our Lead Independent Director, selected by the Board, is Gary L. Ellis. Our Nominating & Governance Committee and Board believe that our current Board leadership structure ensures a strong and independent Board of Directors, provides effective governance, creates appropriate oversight for the long-term benefit of our shareholders and is appropriate for several reasons, including: (i) Mr. Olson's extensive knowledge of our Company, our business, operations and industry, obtained through his more than 37 years of service to our Company, which benefit Board leadership and the Board's decision-making process through his active role as Chairman; (ii) unification of Board leadership and strategic direction as implemented by our Management; and (iii) appropriate balance of risks relating to concentration of authority through the oversight of our independent and engaged Lead Independent Director and Board.
As our Lead Independent Director, Mr. Ellis (i) assists Mr. Olson in establishing the agendas for Board meetings and the schedule of agenda subjects to be discussed during the year, to the extent such subjects can be foreseen; (ii) presides at regularly scheduled executive sessions of the non-employee directors without Management present; (iii) together with the Chair of the Compensation & Human Resources Committee, communicates to Mr. Olson the results of his annual performance review and compensation; and (iv) together with the Chair of the Nominating & Governance Committee, leads the Board's annual self-evaluation. With more than 17 years of service on our Board, Mr. Ellis has developed considerable knowledge of our Company, our business and our industry. Mr. Ellis also has significant public company governance experience.
Director Independence
The Board, following consideration of all relevant facts and circumstances and upon recommendation of the Nominating & Governance Committee, has affirmatively determined that (i) each non-employee director who served as a member of our Board during fiscal 2023 (Janet K. Cooper, Gary L. Ellis, Jeffrey M. Ettinger, Eric P. Hansotia, Katherine J. Harless, Jeffrey L. Harmening, D. Christian Koch, Joyce A. Mullen, Jill M. Pemberton, James C. O'Rourke and Michael G. Vale); and (ii) Dianne C. Craig (who joined our Board on January 1, 2024) is independent. Richard M. Olson, our Chairman and CEO, is not independent. These independence determinations were made because each such non-employee director has no material relationship with our Company, our Management, our independent registered public accounting firm, or external auditor, our independent external compensation consultant or our external compensation legal advisers and otherwise meets the independence requirements as established by applicable law, the rules and regulations of the SEC and the NYSE listing standards. The Board based its independence determinations, in part, upon a review by the Nominating &

Governance Committee and the Board of certain transactions between us and the employers of certain of our directors, each of which was deemed to be pre-approved under our Corporate Governance Guidelines in that each such transaction was made in the ordinary course of business, at arm's length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to us or such unaffiliated corporation and in which the director had no direct or indirect personal interest, nor received any personal benefit.
Director Attendance; Executive Sessions
The Board held six meetings during fiscal 2023. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he or she served. Our Corporate Governance Guidelines provide that the non-employee directors will meet in regularly scheduled executive sessions without Management. At each regular Board meeting held during fiscal 2023 our non-employee directors met in executive session without Management present and such meetings were presided over by our Lead Independent Director, Gary L. Ellis.
We expect our directors to attend the annual meeting. Five of our current directors serving at the time of the Annual Meeting of Shareholders held on March 21, 2023, attended that meeting.
Board Committees
The Board has four committees, the Audit Committee, Compensation & Human Resources Committee, Nominating & Governance Committee and Finance Committee. Each committee has a charter that describes the principal functions of the committee and is posted on our website at www.thetorocompany.com/corporategovernance. As provided in their respective charters, each of the Compensation & Human Resources Committee, Nominating & Governance Committee and Finance Committee may form and delegate authority to subcommittees when appropriate. Additionally, the Compensation & Human Resources Committee may delegate to one or more executive officers of the Company the authority to approve equity compensation awards under established equity compensation plans of the Company to employees other than the executive officers of the Company. On an annual basis the Audit Committee, Nominating & Governance Committee and Compensation & Human Resources Committee review the adequacy of their charter and their performance. The Finance Committee periodically reviews its charter and performance, with such review historically conducted on an annual basis. The Chair of each Board committee provides a summary of the matters discussed in their committee meeting to the full Board.
The Board has determined that each of the members of the Audit Committee, Compensation & Human Resources Committee and Nominating & Governance Committee meets the independence and other requirements established by applicable law, the rules and regulations of the SEC and the NYSE listing standards and the Internal Revenue Code of 1986, as amended, or Code, as applicable.

The current membership of each committee, the number of times each committee met, including by executive session, during fiscal 2023 and key functions of each committee are noted in the following table. Mr. Olson is not a member of any Board committee. In fiscal 2023, Mr. Olson attended, and currently may attend, various committee meetings, or portions of such meetings as appropriate, as a member of Management at the invitation of such Board committees.

Audit Committee
Key Committee Functions
•Oversees the accounting and financial reporting processes, audits of consolidated financial statements and internal controls over financial reporting
•Selects, compensates, evaluates and reviews critical audit matters with independent external auditor
•Reviews with Management and external auditor Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and earnings releases
•Reviews internal audit's annual audit plans, performance, audit recommendations and applicable responses from Management
•Reviews Information Technology strategy and security activities

•Reviews general policies and procedures with respect to accounting and financial matters, internal controls and disclosure controls and procedures, and sustainability metrics and disclosures
•Reviews Code of Conduct and Code of Ethics for CEO and Senior Financial Personnel, and policies and procedures for the receipt, retention and treatment of complaints from employees on accounting, internal accounting controls or auditing matters
•Provides oversight for the Enterprise Risk Management, or ERM, process

Committee Members[1]
Ms. Pemberton (Chair)
Ms. Cooper
Ms. Craig
Mr. Ellis
Mr. Harmening

During Fiscal 2023
Number of Meetings: 10
Number of Executive Sessions:
with Committee - 7
with Management - 6
with internal auditor - 5
with external auditor - 4

1.The Board has determined that all members of the Audit Committee are financially literate and that each of Janet K. Cooper, Gary L. Ellis and Jill M. Pemberton meets the definition of "audit committee financial expert." Other members of the Audit Committee who currently are serving or have served as chief executive officers or chief financial officers of other public companies also may be considered financial experts, but the Board has not so designated them.

Compensation & Human Resources Committee
Key Committee Functions
•Approves the annual base salaries, annual and long-term incentive opportunities and other compensation arrangements for the CEO and other executive officers
•Reviews compensation policies and practices as they affect all employees and relate to risk management practices and risk-taking incentives
•Oversees strategies for human capital management, including diversity, equity and inclusion initiatives
•Reviews stock ownership guidelines for the CEO, other executive officers, senior management and the Board

•Evaluates the CEO's performance
•Approves performance goals for performance based awards
•Reviews with Management the Compensation Discussion and Analysis, the Committee report on executive compensation and any compensation-related proposals, including say-on-pay and frequency of say-on-pay proposals
•Reviews non-employee director compensation components and amounts
•Reviews succession planning and short-term contingency plans for emergencies for the CEO and other executive officers
Committee Members Mr. O'Rourke (Chair) Mr. Hansotia Mr. Koch Ms. Mullen During Fiscal 2023 Number of Meetings: 3 Number of Executive Sessions: 3

Nominating & Governance Committee
Key Committee Functions
•Reviews and recommends to the Board the size and composition of the Board and its committees
•Identifies individuals qualified to become Board members
•Recommends to the Board director nominees for election at the annual meeting
•Oversees the annual evaluation of the Board
•Oversees sustainability program

•Reviews and recommends to the Board any proposed amendments or changes to Restated Certificate of Incorporation or Amended and Restated Bylaws
•Reviews Corporate Governance Guidelines and recommends to the Board any changes
•Monitors corporate governance trends
Committee Members Mr. Koch (Chair) Mr. Hansotia Ms. Mullen Mr. O'Rourke During Fiscal 2023 Number of Meetings: 3 Number of Executive Sessions: 3

Finance Committee
Key Committee Functions
•Reviews, and recommends to the Board as required, capital structure and related financial policies and long-range objectives, capital expenditures, tax strategies and restructuring projects, financing arrangements and cash or any special dividends
•Reviews and recommends to the Board the authorization for the issuance or repurchase of equity or long-term debt

•Reviews use of derivative, hedging and similar instruments to manage financial, currency and interest rate exposure
•Evaluates, and recommends to the Board as required, financing implications of certain proposed merger, acquisition, divestiture, joint venture and other business combination transactions or investments
•Oversees investor relations program, including sustainability engagement and disclosures
Committee Members Mr. Harmening (Chair) Ms. Cooper Ms. Craig Mr. Ellis Ms. Pemberton During Fiscal 2023 Number of Meetings: 2 Number of Executive Sessions: 2
Board's Role in Risk Oversight
Management is primarily responsible for the identification, assessment and management of the key risks faced by our Company. We engage in an ERM process, which is coordinated primarily through our enterprise risk function, and involves:
•identification by the executive team and other senior leaders of the risks relevant to our strategic priorities of accelerating profitable growth, driving productivity and operational excellence, and empowering people;
•to the extent prudent and feasible, development of strategies and plans to monitor, mitigate and control such risks; and
•reports of the identified risks as part of the applicable strategy review or separately as a particular risk review, as considered necessary, to the Board and/or relevant committee, as applicable.
The Board's oversight of these risks primarily occurs in connection with the exercise of its responsibility to oversee our business, including through the review of our long-term strategic plans, overall sustainability strategy and its alignment with our business strategy, annual operating plans, financial results, merger and acquisition related activities, material legal proceedings and executive succession plans.
The Board relies on its committees to assist with risk oversight within their respective areas of responsibility and expertise as follows:
•The Audit Committee assists through its oversight of the quality and integrity of our financial reports; compliance with applicable legal and regulatory requirements; qualifications, performance and independence of our external auditor; performance of our internal audit function; accounting and reporting processes, including those in connection with business combination purchase accounting and accounting and financial reporting integration activities; strategy, performance and experience of our information technology and security function and practices, including those related to cybersecurity; performance of our health and safety program; our Code of Conduct and ethics program; our general policies and procedures regarding accounting and financial matters and internal controls; and disclosure controls and assurance of the accuracy of sustainability metrics and disclosures. The Audit Committee is also responsible for providing oversight of our ERM process by discussing our procedures with respect to risk assessment and risk management, including our major financial and business risk exposures and the steps Management has taken to monitor, mitigate and control such exposures.
•The Compensation & Human Resources Committee assists through its oversight of our compensation and human capital management programs and policies, including executive compensation, organizational, diversity, equity and inclusion, and corporate culture and engagement plans and strategies. In general, the Compensation & Human Resources Committee will have oversight for social factors included as part of our sustainability platform. A discussion of the Compensation & Human Resources Committee's assessment of compensation policies and practices as they relate to our Company's risk management is found under "Risk Assessment."
•The Finance Committee assists through its oversight of our capital structure and related policies; long- range objectives; tax strategies and restructuring projects; financing requirements and arrangements, including any pricing or other performance metrics tied to our sustainability performance; equity and debt issuances and repurchases; use of derivative, hedging and similar instruments; annual capital budget and capital expenditures; D&O and liability insurance coverage; the delegated responsibilities of our Management Investment Committee relating to our ERISA-regulated employee benefit plans; through its evaluation of, among other things, the financial impact of certain proposed business combination transactions; and shareholder engagement activities and disclosures, including with regard to environmental, social and governance, or ESG, and our sustainability platform.
•The Nominating & Governance Committee assists through its oversight of our overall corporate governance structure and policies, including director nominations, director retirements, director independence and qualifications, Board leadership structure, Board committee structure, ESG considerations not included as part of the sustainability oversight allocated to the Board or other committees of the Board, which, in particular, includes review of certain ESG ratings, and monitoring of corporate governance trends.
The Board believes that its oversight of risk is enhanced by its current leadership structure, as previously discussed, because our Chairman and CEO, who is ultimately responsible for the Company's risk responsibility, also chairs regular Board meetings and, with his in-depth knowledge and understanding of our Company, is well positioned to bring key business issues and risks to the attention of the full Board.
Executive Compensation Process
At the beginning of each fiscal year, the Compensation & Human Resources Committee reviews and approves compensation for each of our executive officers which generally includes:
•changes, if any, to base salary; and
•incentive awards, including:
–annual cash incentive awards for the current fiscal year, including (i) participation targets expressed as a percentage of base salary, target payout amounts and maximum cash payout amounts; and (ii) performance measures, weightings, goals and adjustment events; and
–long-term incentive awards, including (i) stock option awards; and (ii) three-year performance share awards, including (a) target share payout amounts and maximum share payout amounts, and (b) performance measures, weightings, goals and adjustment events.
In connection with this review and approval, the Compensation & Human Resources Committee evaluates information regarding:
•market base salary, total cash compensation and total direct compensation data and analysis prepared by its independent external compensation consultant;
•total cash compensation to be paid for the fiscal year if annual cash incentive awards are achieved and paid at target;
•prior fiscal year target equity values; and
•total direct compensation for the fiscal year, assuming equity awards at target.
Additionally, the Committee obtains executive compensation recommendations from our Chairman and CEO, Vice President, Human Resources and Managing Director, Total Rewards and Employee Services that reflect individual performance; future potential; corporate and/or division performance, as applicable; tenure in the position; comparison to market; level of professional experience; duties and responsibilities; internal pay equity comparisons; and outside market factors, including general economic conditions. As needed, the Committee reviews significant events that have occurred at our Company, including merger and acquisition activity, and assesses whether such events necessitate a change in compensation for our executive officers.
Neither the Chairman and CEO nor the Vice President, Human Resources provide input or recommendations with respect to his or her own compensation. The Chair of the Committee is also responsible for coordinating a performance evaluation for the Chairman and CEO based on feedback from all non-employee directors in connection with the ratification of the Chairman and CEO's compensation by the Board. Information on the compensation of our named executive officers, or NEOs is found under "Executive Compensation." Also, at the beginning of each fiscal year, the Committee certifies the achievement of the applicable performance goals previously established by the Committee for the annual cash incentive awards and performance share awards and approves resulting payouts, if any.
The Compensation & Human Resources Committee retained Willis Towers Watson to assist in the evaluation and review of our executive compensation program during fiscal 2023. Additional information regarding the role of Willis Towers Watson during fiscal 2023 is found under "Compensation Discussion and Analysis—How We Make Compensation Decisions—Independent External Compensation Consultant." From time to time, the Committee also has engaged Willis Towers Watson to perform other compensation consulting services, including a review of non-employee director compensation. For the services performed for us in fiscal 2023, the Committee assessed the independence of Willis Towers Watson pursuant to SEC and NYSE rules and concluded that the work of Willis

Towers Watson did not raise any conflicts of interest. Representatives from Willis Towers Watson attended all of the Committee meetings in fiscal 2023, including executive sessions without Management present, to act as a resource to the Committee in carrying out its responsibilities. The Committee, through its Chair, can request an independent meeting with representatives from our independent external compensation consultant at any time. The Committee also has the authority to obtain advice and assistance from external legal, accounting or other advisers.
Director Nomination and Refreshment Process
In identifying new nominees for election to the Board when vacancies occur, the Nominating & Governance Committee may solicit recommendations for nominees from other members of our Board or Senior Management. In addition, the Committee may (i) formally engage such firms to assist it in identifying and evaluating qualified nominees, (ii) consider candidates put forth by external search or placement firms, and/or (iii) consider certain individuals who contacted the Chair of the Board, the Lead Independent Director and/or the Board of Directors and expressed an interest in serving on the Board.
When reviewing the requisite skills and characteristics of potential new director nominees, the Nominating & Governance Committee, pursuant to our Corporate Governance Guidelines, will consider a variety of criteria, including an individual's independence, diversity, age, skills, and current and past business, professional and industry experience, each in the context of the needs of the Board as a whole. Although the Committee does not have a formal policy regarding consideration of diversity in identifying director nominees, the Committee will evaluate a nominee based on his or her background, skills, business and professional experiences, industry affiliations, viewpoints, and geographical representation, as well as more traditional diversity factors. As a result, the composition of the current Board reflects diversity in business and professional experiences, age, gender, race/ethnicity, background and skills.
Once a proposed candidate is identified, the Nominating & Governance Committee may solicit the views of Senior Management, Board members and any other individuals it believes may have insight into a particular candidate. The Committee may designate one or more of its members and/or other Board members to interview any proposed candidate. The Committee then will recommend a director nominee to the Board based on its evaluation of such criteria.
Pursuant to our retirement age guideline, Janet K. Cooper will retire from our Board in upon expiration of her term at the 2024 Annual Meeting of Shareholders. In addition, Jeffrey M. Ettinger and Michael G. Vale resigned from our Board in fiscal 2023. As such, a process began in fiscal 2023 to identify potential new Board members. This process included engaging James Drury Partners as our external search firm. Following James Drury Partners' presentation of a slate of qualified candidates, interviews were conducted by our Chairman and CEO, Lead Independent Director and Chair of the Nominating & Governance Committee, and several other Board members and members of Senior Management. The Committee then considered feedback received from this process and recommended to the full Board that Dianne C. Craig be elected by the Board at its meeting in December 2023, effective January 1, 2024. Ms. Craig joined the class of directors with a term expiring at the 2026 Annual Meeting of Shareholders.
The Nominating & Governance Committee will consider director candidates recommended to it by our shareholders. Those candidates must be qualified and exhibit the experience and expertise required of the Board's own pool of candidates, as well as have an interest in our business, and the demonstrated ability to attend and prepare for Board, committee and shareholder meetings. Any candidate must state in advance a willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. The Committee will evaluate candidates recommended by shareholders using the same criteria it uses to evaluate candidates recommended by others as described above. A shareholder that desires to nominate a person for election to the Board at a meeting of shareholders must follow the specified advance notice requirements contained in, and provide the specific information required by, our Amended and Restated Bylaws. The current requirements of our Amended and Restated Bylaws are as described under "Shareholder Proposals and Director Nominations for the 2025 Annual Meeting."
Related Person Transactions and Policies and Procedures Regarding Related Person Transactions
Our Corporate Governance Guidelines set forth in writing our policies and procedures regarding related person transactions. All reportable related person transactions are subject to reasonable prior review by our Nominating & Governance Committee. In determining whether to approve or ratify such transactions, the Committee will take into account, among other factors and information it deems appropriate:
•the related person’s relationship to our Company and interest in the transaction;

•the material facts of the transaction;
•the benefits to our Company of the transaction; and
•an assessment of whether the transaction is (to the extent applicable) in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, and whether the related person had any direct or indirect personal interest in, or received any personal benefit from, such transaction.
Transactions between us and an unaffiliated corporation of which one of our non-employee directors or director nominees serves as an officer, that have been assessed as noted above, and are in amounts that are not material to our business or the business of such unaffiliated corporation, are deemed conclusively pre-approved.
Board of Directors Business Ethics Policy Statement
It is our policy to maintain the highest level of moral, ethical and legal standards in the conduct of our business. Pursuant to our Corporate Governance Guidelines, the Board has adopted, and each director annually signs, a Board of Directors Business Ethics Policy Statement. The policy can be found on our website at www.thetorocompany.com/ethics.
Code of Conduct and Code of Ethics for our CEO and Senior Financial Personnel
All of our directors and employees are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest level of moral, ethical and legal standards. We also have a Code of Ethics for our CEO and Senior Financial Personnel applicable to our CEO, our Vice President, Chief Financial Officer, and certain senior accounting and/or treasury personnel who are also bound by the provisions set forth in the Code of Conduct relating to ethical conduct, conflicts of interest and compliance with the law. Our Code of Conduct and Code of Ethics for our CEO and Senior Financial Personnel can be found on our website at www.thetorocompany.com/ethics. If necessary, we intend to satisfy the disclosure requirements of Item 5.05 of the Current Report on Form 8-K regarding amendments to or waivers from any provision of our Code of Ethics for our CEO and Senior Financial Personnel by posting such information on our website as noted above.
Communications with Directors
Shareholders and other interested parties may communicate directly with our Board, our Board committees, our non-employee directors as a group, our Lead Independent Director, or any other specified individual director in writing by (i) sending a letter addressed to The Toro Company Board of Directors, c/o General Counsel, 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, or (ii) sending an email to boardofdirectors@toro.com. Substantive communications, such as corporate governance matters or potential issues relating to accounting, internal controls or other auditing matters, are forwarded by our General Counsel to the relevant director(s) as appropriate. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, donation requests, questions about our products, and other such matters, are appropriately handled by Management.
Complaint Procedures
We maintain procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A 24-hour, toll-free confidential ethics helpline and a confidential web-based reporting tool are available for the submission of concerns regarding these and other matters by any employee. Concerns and questions received through these methods relating to accounting, internal accounting controls or auditing matters are promptly brought to the attention of the Chair of the Audit Committee and are handled in accordance with procedures established by the Audit Committee. Complete information regarding our complaint procedures is contained within our Code of Conduct, which may be accessed on our website as noted above.

DIRECTOR COMPENSATION
Director Compensation Program for Fiscal 2023
Overview. Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation to align the interests of our directors with those of our shareholders. In fiscal 2023, our non-employee director compensation was comprised of equity compensation, in the form of annual stock and stock option awards, and cash compensation, in the form of annual retainers that are paid quarterly. Each of the components of our Board compensation is described in more detail below. The Board compensation program structure, together with the feature of the program that enables our directors to elect to receive a portion or all of their cash compensation in the form of our common stock, causes a substantial portion of our non-employee director compensation to be linked to our common stock performance. All equity-based compensation paid to our non-employee directors is granted under our then current shareholder-approved plan. As a current employee director, Mr. Olson does not receive any additional compensation for his service as a director.
Process for Consideration and Determination of Director Compensation. The Board has delegated to the Compensation & Human Resources Committee the responsibility, among other things, to review and recommend to the Board any proposed changes in non-employee director compensation. In connection with such review, the Committee engages an independent external compensation consultant to provide analysis regarding non-employee director compensation.
The Compensation & Human Resources Committee periodically engages Willis Towers Watson to review our non-employee director compensation, as was done prior to the Company's fiscal 2023 year. The Willis Towers Watson review consisted of, among other things, analysis of board and committee compensation trends, a competitive assessment based on a selected group of manufacturing companies operating in the United States that are similar in size to us from a revenue and market capitalization perspective, and a separate analysis of lead director compensation. In September 2022, prior to the beginning of fiscal 2023, the Committee considered this data and recommended to the Board and the Board approved certain changes to the non-employee director compensation program for fiscal 2023, including increases in the annual stock award, annual Board retainer and the annual Compensation & Human Resources Committee Chair retainer as compared to fiscal 2022.
Elements of Our Non-Employee Director Compensation Program. The following table sets forth our fiscal 2023 non-employee director compensation program.

Non-Employee Director Compensation	($)
Annual Stock Award Value	85,000
Annual Stock Option Award Value	55,000
Annual Board and Committee Member Retainers
Board	95,000
Audit Committee Member	12,500
Compensation & Human Resources Committee Member	7,000
Nominating & Governance Committee Member	6,000
Finance Committee Member	6,000
Annual Lead Independent Director and Committee Chair Additional Retainers
Lead Independent Director	30,000
Audit Committee Chair	20,000
Compensation & Human Resources Committee Chair	15,000
Nominating & Governance Committee Chair	7,500
Finance Committee Chair	7,500

The following summarizes our non-employee director compensation program:

Element	Key Characteristics
Annual Retainers	Paid quarterly for service on the Board, committees, committee chairs and Lead Independent Director.
Stock Awards	On the first business day of our fiscal year, a stock award is automatically granted under our then current shareholder-approved plan. The number of shares is determined by dividing the stock award value by the average of the closing prices of our common stock during the three months prior to the grant. The shares are fully vested at the time of grant.
Stock Option Awards	On the first business day of our fiscal year, a stock option to purchase shares of our common stock is automatically granted under our then current shareholder-approved plan. The number of stock options is determined by dividing the stock option award value by the grant date fair value of a stock option to purchase one share of our common stock. See below for additional information regarding vesting of stock option grants.
Common Stock In Lieu of Annual Retainers	Non-employee directors may elect to convert a portion or all of their calendar year annual retainers otherwise payable in cash into shares of our common stock. Retainers earned after the date a director makes such election for a calendar year are issued in shares of our common stock in December of that year, the number of which is determined by dividing the dollar amount of the retainers earned in the calendar year and elected to be converted into shares of our common stock by the closing price of our common stock on the date that the shares are issued.
Deferred Compensation Plan	Non-employee directors may elect to defer receipt of all or a part of his or her stock award and/or cash compensation on a calendar year basis under The Toro Company Deferred Compensation Plan for Non-Employee Directors, or the Deferred Plan for Directors. Because the value of a director's deferred compensation account fluctuates, as applicable, based on the market value of our common stock or based on a rate of return on funds that are comparable to funds available in The Toro Company Retirement Plan, or Retirement Plan, earnings on deferred compensation are not preferential. Dividends paid on our common stock are credited to a director's account as additional common stock units. A director is fully vested in his or her deferred compensation account. Distributions under the Deferred Plan for Directors are payable in accordance with the director participant's prior distribution elections upon the earliest of retirement, prior to retirement if a valid election has been made or in an unforeseeable financial emergency.
Company Products	Each of our non-employee directors is entitled to receive certain Company products and related parts, service and accessories for his or her personal use, at no cost; provided, however, that directors are responsible for payment of applicable taxes attributable to the value of such items. The value is deemed to be our distributor net price or its equivalent, which is also the price at which such items are generally available to our employees for purchase.
Charitable Giving	We offer a matching gift program for our non-employee directors, similar to the matching gift program offered to our employees, which provides that a gift or gifts by a director to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $1,000 per director per year.
Indemnification and D&O Insurance	Each non-employee director is a party to an indemnification agreement with us pursuant to which we have agreed to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Restated Certificate of Incorporation and continued coverage under our D&O insurance.
Stock Option Vesting. Except as described below, stock options granted to our non-employee directors vest in three equal installments on each of the first, second and third year anniversaries of the grant date and remain exercisable for a term of ten years after the grant date.
If a director becomes disabled or dies, all outstanding unvested stock options will vest in full on the date the director's service ceases by reason of such disability or death and all outstanding stock options may be exercised up to the earlier of the date the stock options expire or one year after the date the director's service ceased by reason of such disability or death.
If a director has served as a member of the Board for ten full fiscal years or longer and terminates his or her service on the Board, other than due to death or disability, his or her outstanding unvested stock options will continue to vest in accordance with their terms and the director may exercise the vested portions of the stock options for up to four years after the director's date of termination, but not later than the date the stock options expire. If a director has served as a member of the Board for less than ten full fiscal years and terminates his or her service on the Board, other than due to death or disability, his or her outstanding unvested stock options will expire and be canceled and the director may exercise any vested portions of the stock options for up to three months after the director's date of termination, but not later than the date the stock options expire. The following directors who served during all or part of fiscal 2023 have ten or more fiscal years of service: Janet K. Cooper, Gary L. Ellis, Jeffrey M. Ettinger, Katherine J. Harless and James C. O'Rourke.
If there is a change in control of our Company, stock options held by directors will vest immediately and remain exercisable for the remaining term. The general definition of a change in control for these purposes is described under "Potential Payments upon Termination or Change in Control - Change in Control."
Director Compensation for Fiscal 2023
The following table provides summary information concerning the compensation of each individual non-employee director who served during fiscal 2023. Amounts in the table are not reduced to reflect elections, if any, by the non-employee directors to defer receipt of compensation. Deferral elections are described in more detail in the footnotes to the table. Earnings on nonqualified deferred compensation are not on a basis that is considered to be above-market or preferential.

Name	Fees Earned or Paid in Cash ($)[1,2]	Stock Awards ($)[3]	Option Awards ($)[4,5]	All Other Compensation ($)[6]	Total ($)
Janet K. Cooper	133,500	98,708	54,976		287,184
Gary L. Ellis	148,790	98,708	54,976		302,474
Jeffrey M. Ettinger[7]	86,625	98,708	54,976		240,309
Eric P. Hansotia[8]	108,000	98,708	54,976		261,684
Katherine J. Harless[8,9]	56,750	98,708	54,976	1,645	212,079
Jeffrey L. Harmening	121,000	98,708	54,976		274,684
D. Christian Koch	108,000	98,708	54,976		261,684
Joyce A. Mullen[8]	108,000	98,708	54,976		261,684
James C. O'Rourke	123,000	98,708	54,976	304	276,988
Jill M. Pemberton[8]	113,500	98,708	54,976		267,184
Michael G. Vale[10]	85,125	98,708	54,976		238,809

1.Unless a director elected to defer receipt or convert a portion or all of his or her annual retainers into shares of our common stock, annual retainers were paid in cash at the beginning of each fiscal quarter.
2.The following directors elected to convert all or a portion of their calendar 2023 cash retainers into shares of our common stock, which number of shares received was based on the closing price of our common stock on December 15, 2023, of $87.40: Mr. Koch—1,235 shares; and Ms. Pemberton—1,298 shares.
3.On November 1, 2022, 939 shares of our common stock were granted to each non-employee director with the calculation as to the number of shares based on the average of the closing prices of our common stock during the three months prior to the grant, which was $90.47. However, the amount reported in the table represents the grant date fair value of $105.12, the closing price on the grant date, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 718. These stock awards were the only stock awards granted to directors during fiscal 2023. As of October 31, 2023, no directors held any restricted stock or other unvested stock awards.
4.On November 1, 2022, a stock option to purchase 1,670 shares of our common stock was granted to each non-employee director. The amount reported in the table represents the grant date fair value computed in accordance with FASB ASC Topic 718. The following is a summary of the specific assumptions used in the valuation of the option awards:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Per Share Black-Scholes Value
11/1/2022	4.20%	6.6	24.87%	0.98%	$32.92
The exercise price per share is $105.12, which is equal to 100% of the fair market value of our common stock on the grant date, determined by the closing price on that date.The actual value of the stock option awards, if any, to be realized by a director depends upon whether the price of our common stock at exercise is greater than the exercise price on the stock options. These stock option awards were the only stock option awards granted to directors during fiscal 2023.
5.As of October 31, 2023, the aggregate number of stock options (exercisable and unexercisable) held by each director who served during all or part of fiscal 2023 was as follows: Ms. Cooper—24,106; Mr. Ellis—34,336; Mr. Ettinger—34,336; Mr. Hansotia—1,670; Ms. Harless—34,336; Mr. Harmening—10,827; Mr. Koch—

24,106; Ms. Mullen—10,827; Mr. O'Rourke—29,144; Ms. Pemberton—1,670; and Dr. Vale—zero. These numbers are different from the numbers set forth in the Stock Options column in footnote 2. to the Directors and Executive Officers stock ownership table which (i) sets forth information as of January 22, 2024 and (ii) does not include options that will become exercisable more than 60 days after January 22, 2024.
6.We generally do not provide perquisites and other personal benefits to our non-employee directors, other than Company products for personal use and occasional travel for guests of non-employee directors and officers. The amount reported for each of Ms. Harless and Mr. O'Rourke includes the value of products, parts, service or accessories, as described under Company Products above.
7.Mr. Ettinger resigned from our Board effective May 23, 2023, in connection with his acceptance of the position of Interim President of the University of Minnesota.
8.Under the Deferred Plan for Directors the following non-employee directors made deferral elections: Mr. Hansotia elected to defer receipt of his calendar 2022 retainers earned in fiscal 2023; Ms. Harless and Ms. Mullen elected to defer receipt of their (i) calendar 2022 and calendar 2023 retainers earned in fiscal 2023 and (ii) the annual stock award granted on November 1, 2022; Ms. Pemberton elected to defer receipt of her (a) calendar 2022 retainers earned in fiscal 2023 and (b) the annual stock award granted on November 1, 2022; and Dr. Vale elected to defer receipt of his (i) calendar 2023 retainers earned in fiscal 2023.
9.Ms. Harless retired from our Board upon expiration of her term at our Annual Meeting of Shareholders held on March 21, 2023.
10.Dr. Vale resigned from our Board on May 15, 2023.

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Selection of Independent Registered Public Accounting Firm
The Audit Committee selects our external auditor. In this regard, the Audit Committee evaluates the qualifications, performance and independence of our external auditor and determines whether to re-engage the current external auditor. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the external auditor, including the performance, technical expertise, and industry knowledge of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the external audit firm; the external auditor's global capabilities relative to our business; the external auditor's knowledge of our operations; and the external auditor's fees. Upon consideration of these and other factors, the Audit Committee has selected KPMG LLP, or KPMG, to serve as our external auditor for fiscal 2024. Although it is not required to do so, the Board, as it traditionally has done in the past, is asking our shareholders to ratify the Audit Committee's selection of KPMG. If our shareholders do not ratify the selection of KPMG, the Audit Committee may reconsider its selection. Even if the selection is ratified by our shareholders, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.
Representatives of KPMG will be present at the annual meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.
Audit, Audit-Related, Tax and Other Fees
The following table sets forth the aggregate fees billed to us for professional services rendered by KPMG for fiscal 2023 and fiscal 2022 by category, as described in the footnotes to the table.

	Fiscal 2023 ($)	Fiscal 2022 ($)
Audit Fees[1]	2,347,305	2,013,551
Audit-Related Fees[2]	59,500	56,700
Tax Fees[3]	174,592	142,150
All Other Fees	0	0

1.Consist of aggregate fees billed, or expected to be billed, for fiscal 2023 and fiscal 2022, respectively, for professional services rendered by KPMG in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits of certain of our international subsidiaries and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Fees for fiscal 2022 also include audit work related to the Intimidator Group acquisition and consent fees for a registration statement on Form S-8 for the 2022 Plan.
2.Consist of aggregate fees billed for KPMG's services related to audits of employee benefit plans and an international statutory social security audit.
3.Consist of aggregate fees billed for professional services rendered by KPMG for permissible domestic and international tax consulting, planning and compliance services.
Pre-Approval Policies and Procedures
The Audit Committee Charter requires that the Audit Committee review and approve in advance the retention of our external auditor for all types of audit and non-audit services to be performed for us by our external auditor and approve the fees for such services, other than de minimis non-audit services allowed by relevant rules and regulations. All of the services provided to us by KPMG for which we paid fees as shown in the table above were pre-approved by the Audit Committee in accordance with these pre-approval policies and procedures.

The Board of Directors Recommends a Vote FOR Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal 2024	☑

Audit Committee Report
This report is furnished by the Audit Committee with respect to our financial statements for fiscal 2023.
Ultimate responsibility for good corporate governance rests with our Board, whose primary roles and responsibilities involve oversight, counseling and providing direction to our Management in the best long-term interests of TTC and our shareholders. As set forth in its charter, the Audit Committee assists our Board by, among other things, providing oversight of our accounting and financial reporting processes, the audits of our annual financial statements and internal control over financial reporting. Our Audit Committee Charter, which further describes the role and responsibilities of the Audit Committee, is available online at www.thetorocompany.com/corporategovernance.
Management is primarily responsible for the establishment and maintenance of our accounting and financial reporting processes, including our internal controls, and for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB, expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and expressing an opinion on the effectiveness of our internal control over financial reporting.
In performing its oversight role, the Audit Committee has (i) reviewed and discussed with Management our audited financial statements for fiscal 2023, (ii) discussed with representatives of KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, (iii) received the written disclosures and the letters from KPMG required by applicable requirements of the PCAOB regarding KPMG's communications with the Audit Committee concerning KPMG's independence, and (iv) discussed with representatives of KPMG its independence and concluded that it is independent from TTC and its Management.
Based on the review and discussions referred to in the foregoing paragraph and subject to the limitations on its responsibilities set forth in its charter, the Audit Committee recommended to our Board that our audited financial statements for fiscal 2023 be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, for filing with the SEC.
Audit Committee:
Jill M. Pemberton (Chair)
Janet K. Cooper
Dianne C. Craig
Gary L. Ellis
Jeffrey L. Harmening

PROPOSAL THREE—ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION
Background
The Board is providing our shareholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act, or Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this proxy statement, including in the "Compensation Discussion and Analysis," the accompanying compensation tables and the corresponding narrative discussion and footnotes. At the 2023 Annual Meeting of Shareholders held on March 21 2023, over 94% of the votes cast by our shareholders were in favor of our say-on-pay vote. The Compensation & Human Resources Committee believes that such results affirmed shareholder support of our approach to executive compensation.
Our Pay Philosophy
Our executive compensation program is generally designed to attract, retain, motivate and reward highly qualified and talented executive officers, including our NEOs, that will enable us to execute our strategic priorities, perform better than our competitors and drive long-term shareholder value. The underlying core principles of our executive compensation program include (i) aligning the interests of our executives with those of our shareholders and linking pay to performance by providing compensation opportunities that are tied directly to the achievement of financial performance goals and long-term stock price performance, and (ii) providing competitive compensation opportunities targeted at the market 50th percentile for both individual elements of compensation and total direct compensation at target levels of financial performance, which we believe allows us to attract and retain the necessary executive talent while motivating and rewarding the accomplishment of annual and long-term financial performance goals and maintaining an appropriate cost structure. The "Compensation Discussion and Analysis" and "Executive Compensation" sections describe our executive compensation program and the executive compensation decisions made by the Compensation & Human Resources Committee for fiscal 2023 in more detail.
Best Practices
•A substantial portion of total executive compensation is linked directly to performance.
•All incentive compensation is subject to a clawback policy.
•Our CEO and other executive officers do not have employment or severance agreements or arrangements, except as provided for in our change in control severance compensation policy, or CIC policy.
•We do not provide tax “gross-up” payments under our CIC policy or in connection with any annual or long-term compensation, benefits or perquisites provided to our executive officers.
•Our executive officers receive only modest perquisites.
•We maintain stock ownership guidelines for our executive officers.
•Our insider trading policy prohibits executive officers and directors from purchasing TTC securities on margin, borrowing against any account in which TTC securities are held, hedging, or pledging TTC securities as collateral for a loan.
•We have an independent Compensation & Human Resources Committee.
•We utilize an independent external compensation consultant.
We believe that our executive compensation objectives and core principles have resulted in an executive compensation program and related decisions that have appropriately incentivized the achievement of financial goals and produced financial results that have benefited our Company and our shareholders and are expected to drive long-term shareholder value.

Proposed Resolution
Accordingly, the Board recommends that our shareholders vote in favor of the say-on-pay vote as set forth in the following resolution:
RESOLVED, that our shareholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the "Compensation Discussion and Analysis," the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.
Shareholders are not voting to approve or disapprove the Board's recommendation. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our NEOs, or otherwise. Our Compensation & Human Resources Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.
Next Say-on-Pay Vote
Consistent with the results of the advisory vote on the frequency of the say-on-pay vote held at the 2023 Annual Meeting of Shareholders, our Board of Directors has determined that we will conduct a say-on-pay vote on an annual basis. Accordingly, the next say-on-pay vote will occur at our 2025 Annual Meeting of Shareholders.

The Board of Directors Recommends a Vote FOR Approval, on an Advisory Basis, of our Executive Compensation, or Say-On-Pay Vote.	☑

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (CD&A) section discusses our executive compensation programs and plans for the following current and former executive officers of TTC who are named in the Summary Compensation Table. We refer to these individuals as our Named Executive Officers (NEOs) listed below.

Richard M. Olson Chairman of the Board, President and Chief Executive Officer	Angela C. Drake Vice President and Chief Financial Officer	Renee J. Peterson Former Vice President and Chief Financial Officer

Joanna M. Totsky Vice President, General Counsel and Corporate Secretary	Amy E. Dahl Vice President, International	Gregory S. Janey Group Vice President, Landscapes and Contractor	Richard W. Rodier Former Group Vice President, Construction Businesses
The CD&A should be read together with the related tables and disclosures that follow and our advisory vote on executive compensation, which can be found under "Proposal Three—Advisory Approval of our Executive Compensation."
Executive Summary: Changes in Senior Leadership Team
We experienced several changes in our senior leadership team during fiscal 2023, including the following:
•Effective November 1, 2022, we promoted Gregory S. Janey to Group Vice President, Landscapes and Contractor.
•Effective March 1, 2023, Amy E. Dahl assumed the role of Vice President, International in addition to her then current role of Vice President, General Counsel and Corporate Secretary.
•Effective March 10, 2023, we promoted Angela C. Drake to Vice President, Chief Financial Officer, to succeed Renee J. Peterson, who retired on July 19, 2023; Prior to her retirement, and as a part of the succession plan to ensure an orderly transition of Ms. Drake into her new role, Ms. Peterson served as Vice President, Finance from March 10, 2023 until her retirement on July 10, 2023
•Effective April 14, 2023, Richard W. Rodier, our Group Vice President, Construction Businesses, retired.
•Effective June 19, 2023, we hired Joanna M. Totsky as our new Vice President, General Counsel and Corporate Secretary.

Executive Summary: Fiscal 2023 Compensation Actions and Outcomes
One of our key executive compensation objectives is to link pay to performance by aligning the financial interests of our executive officers, including our NEOs, with those of our shareholders and by emphasizing pay for performance in our compensation programs. Fiscal 2023 compensation actions and incentive plan outcomes based on our performance are summarized below:

Pay Element	Fiscal 2023 Actions
Base Salary
•With the exception of Ms. Drake who was promoted on March 10, 2023, Ms. Totsky who joined our Company in June 2023 and Mr. Rodier who announced his retirement in January 2023, our NEOs received base salary increases on March 1, 2023.
•Our Chairman and CEO received a base salary increase of 4.1% and our other NEOs received a base salary increase ranging from 2.4% to 4.1% on March 1, 2023.
•Mr. Janey received a promotional base salary increase on November 1, 2022 and Ms. Drake received a promotional increase on March 10, 2023.

Annual Cash Incentive
•Target annual cash incentive award opportunities as a percent of base salary were established for each of our NEOs, representing 130% of base salary for our Chaiman and CEO and ranging from 55% to 80% of base salary for our other NEOs.
•In connection with her promotion, Ms. Drake received an increase from 55% to 65% in her target annual cash incentive award opportunity. Mr. Janey's target annual cash incentive award opportunity represented an increase from 55% to 6% in connection with his promotion.
•Corporate performance measures, weightings and goals were established for all of our NEOs. Additionally, divisional performance measures weightings and goals were established for Ms. Dahl, who assumed the position of Vice President, International on March 1, 2023
•The corporate performance measures and weightings were as follows:

Corporate Performance Measures	Weighting
Adjusted diluted EPS*	50%
Revenue growth	25%
Working capital as a percent of sales	25%
•Actual corporate performance was between threshold and target for adjusted diluted EPS and below threshold for revenue growth and working capital as a percent of sales. The resulting corporate payout percentage was 29.0% of target.

* Non-GAAP financial measure. See fiscal 2023 investor presentation for definition and reconciliation to GAAP financial measure.

Pay Element	Fiscal 2023 Actions
Long-Term Incentives
•All of our NEOs, other than Ms. Totsky had a target long-term incentive value established with the long-term mix consisting of 50% of the target value in stock options and 50% in performance share awards.
•The stock options vest in annual installments over three years.
•The performance share awards may vest and be paid out in shares of our common stock dependent upon the achievement of the following corporate performance measures over a three-year performance period from fiscal 2023 to fiscal 2025:

Performance Measures	Weighting
Cumulative net income, plus after-tax interest	50%
Cumulative revenue	25%
Working capital as a percent of sales	25%

•Actual performance of our fiscal 2021-2023 performance share awards, which excluded the financial impacts of our January 2022 acquisition of Intimidator Group., was between target and maximum for cumulative net income plus after-tax interest, above maximum for cumulative revenue and below threshold for working capital as a percent of sales, resulting in a payout percentage was 130.7% of target.
•In connection with her hiring, Ms. Totsky was granted a restricted stock unit award which vests in annual installments over three years.
•In connection with their promotions, Ms. Drake and Mr. Janey were granted restricted stock unit awards which vest in annual installments over three years.

Say-on-Pay Vote
•Our shareholders had the opportunity to vote on an advisory say-on-pay proposal at our 2023 Annual Meeting of Shareholders. Over 94% of votes cast were in favor of the proposal.
•The Compensation & Human Resources Committee believes these results affirmed shareholder support of our approach to executive compensation. As a result, we did not believe it was necessary to, and, therefore, did not, make any significant structural changes to our executive compensation program in response to our Say-on-Pay vote last year.

Other Compensation Related Actions
•In connection with her hiring, Ms. Totsky received a cash sign-on bonus and customary relocation benefits, in addition to her restricted stock unit award and other customary compensation.
•Effective October 2, 2023, we revised our clawback policy to conform with final NYSE clawback rules that require clawback of erroneously awarded compensation as mandated under the Dodd-Frank Wall Street Reform and Protection Act.
•In January 2024, we revised our stock ownership guidelines to increase the guideline for our Chairman and CEO and to add a holding requirement.

Compensation Philosophy
Our guiding compensation philosophy is to maintain an executive compensation program that allows us to attract, retain, motivate and reward highly qualified and talented executive officers who will enable us to execute on our strategic priorities, perform better than our competitors and drive long-term shareholder value. The following core principles provide a framework for our executive compensation program:

Align with Shareholder Interests	✓	Our executive compensation program is designed to align the interests of our executive officers with shareholder interests
	✓	At least two-thirds of our executive compensation is tied to TTC performance and the market value of our common stock
	✓	Our stock ownership guidelines strengthen alignment of our executive officers interests with those of our shareholders
Link Pay to Performance	✓	At least two-thirds of our executive compensation is tied to TTC performance
	✓	Our annual cash incentive targets align with our annual financial goals
	✓	Our long-term incentives align with our long-term growth strategy
Provide Competitive Pay	✓	We obtain market data from our independent external consultant
	✓	We typically target pay opportunities within a competitive range of the market 50th percentile

Compensation Highlights and Best Practices
Our compensation practices include many best pay practices that support our executive compensation objectives and philosophy, and benefit our shareholders.

What We Do			What We Don't Do
✓	Structure our executive officer compensation so it is competitive, and a significant portion of pay is at risk	Х	No guaranteed salary increases
✓	Emphasize long-term performance in our equity-based incentive awards	Х	No guaranteed bonuses, except on occasion to new hires
✓	Use a mix of performance measures in our incentive plans	Х	No excessive perquisites
✓	Establish threshold levels of performance and caps on payouts	Х	No individual employment agreements
✓	Maintain a robust clawback policy and provisions	Х	No short sales or derivative transactions in TTC stock, including hedges, or pledging
✓	Have robust stock ownership guidelines and holding requirements for executive officers	Х	No current payment of dividends on unvested awards
✓	Require minimum vesting periods on equity awards	Х	No repricing of stock options
✓	Hold an annual say-on-pay vote	Х	No excise or other tax gross-ups
Pay for Performance and Pay Mix
We seek to motivate executive officers to achieve improved financial performance of our Company through incentive plans that reward better performance with increased incentive payouts and hold executive officers accountable for financial performance that falls below targeted levels by paying reduced or no incentive payouts. Accordingly, a significant portion of the target total direct compensation for our Chairman and CEO and other executive officers is comprised of short- and long-term variable performance-based, or at risk, compensation to directly link their pay to performance. Generally, higher level executive positions have a higher level of pay that is performance-based.
The breakdown of variable, at-risk, pay (broken out between target annual cash incentives and target long-term incentives) compared fixed pay (i.e., annual base salary) for our Chairman and CEO is shown below:

Chairman and CEO Target Total Direct Compensation Mix

Elements of Our Executive Compensation Program
During fiscal 2023, our executive compensation program consisted of the following key elements, which are described in the table below and pages that follow, along with the key characteristics of and purpose for, each element and key actions taken during fiscal 2023.

Element	Key Characteristics	Purpose	Key Fiscal 2023 Actions
Base Salary	A fixed amount, paid in cash and reviewed annually and, if appropriate, adjusted.	Provide a source of fixed income that is market competitive and reflects scope and responsibility of the position held.
With the exception of Ms. Drake who was promoted on March 10, 2023, Ms. Totsky who joined our Company on June 19, 2023 and Mr. Rodier who announced his retirement in January 2023, our NEOs received base salary increases on March 1, 2023.
Our Chairman and CEO received a base salary increase of 4.1% and our other NEOs received a base salary increase of 2.4% to 4.1% over their respective fiscal 2022 base salaries.
Ms. Drake received a 36% base salary increase on March 10, 2023 in connection with her promotion to Vice President, Chief Financial Officer.
Mr. Janey received a 9.7% base salary increase on November 1, 2022 in connection with his promotion to Group Vice President, Landscapes and Contractor.

Annual Cash Incentive	A variable, short-term element of compensation, payable in cash based on achievement of pre-established annual financial goals.	Motivate and reward our executive officers for achievement of annual financial goals intended to drive overall company, division or business and / or operational performance.
At the beginning of fiscal 2023, a target award as a percent of base salary was established at 130% for our Chairman and CEO. Target awards for other NEOs were established between 55% and 80% of base salary.
Ms. Drake's target award as a percent of base salary was increased from 55% to 65% in connection with her promotion to Vice President and Chief Financial Officer.
Mr. Janey's target award as a percent of base salary was increased from 55% to 65% in connection with his promotion to Group Vice President, Landscapes and Contractor.
Corporate performance measures, weightings and goals were established for all of our NEOs. Additionally, divisional performance measures, weightings and goals were established for Ms. Dahl, who assumed the position of Vice President, International on March 1, 2023.

Long-Term Incentives	A variable, long-term element of compensation, provided in the form of performance share awards (payable based on achievement of three-year cumulative financial goals) and stock options, which vest annually over three years.	Align the interests of our executive officers with our shareholders; encourage focus on long-term company financial performance measures that are deemed strategically and operationally important to our Company; promote retention of our executive officers; and encourage significant ownership of our common stock.
All of our NEOs, other than Ms. Totsky, were granted performance share awards and stock options.
In connection with her hiring, Ms. Totsky was granted a restricted stock unit award.
In connection with their promotions, Ms. Drake and Mr. Janey were granted restricted stock unit awards.

Health and Welfare Benefits	Includes medical and dental insurance, life and disability insurance and certain voluntary benefits.	Provide competitive health and welfare benefits.	No significant changes were made to our health and welfare benefits.
Retirement Plans	Includes a defined contribution retirement plan and certain nonqualified retirement plans.	Provide an opportunity for employees to save and prepare financially for retirement.	No significant changes were made to our retirement plans.
Perquisites	Includes a financial planning allowance, Company products, company-leased automobile, executive physical and certain travel costs for spouses in connection with certain off-site business related meetings in which it is appropriate for a spouse to attend.	Assist in promoting the personal financial security of our executive officers; promote personal use of our products by our executive officers and the attraction, retention and wellbeing of our executive officers.	No significant changes were made to perquisites.
In connection with her hiring in fiscal 2023, Ms. Totsky, our Vice President, General Counsel and Corporate Secretary received the following as a part of her employment offer:
•A cash sign-on bonus of $150,000 to help offset forfeited compensation from her previous employer and which is was subject to repayment if Ms. Totsky voluntarily terminates her employment prior to June 19, 2024, her one-year anniversary with TTC;
•A one-time restricted stock unit award of 13,878 shares, valued at $1.35 million intended to help offset forfeited equity value from her previous employer and which will vest in three annual installments over three years; and
•Certain relocation benefits, in line with our standard relocation policy, including temporary living, shipment of household goods and automobile and home closing costs.

Base Salary
General. We set base salaries for new executive officers at the time of hire and review base salaries for our executive officers on an annual basis to ensure they remain market competitive and reflect the scope and responsibility of their positions. Base salaries for our executive officers are reviewed and discussed at the regular meeting of the Compensation & Human Resources Committee held each December and are effective the following March 1st. We also review base salaries in connection with promotions and otherwise upon a significant change in an executive officer's responsibilities or role.
Discussion and Analysis. We take into consideration the following factors in setting or reviewing base salaries for our executive officers: current base salary; positioning relative to competitive market data; scope and complexity of the position; experience; tenure; historical and current levels of function, division and individual performance; future potential; and internal pay comparisons.
The fiscal 2023 base salaries of our NEOs and any percent increase over fiscal 2022 base salaries are provided in the table below.

Name	New Base Salary as of March 1, 2023 ($)	Percent Increase Over Previous Base Salary (%)
Mr. Olson	1,145,000	4.1
Ms. Drake[1]	565,000	36.0
Ms. Peterson	630,000	4.1
Ms. Totsky[2]	510,000	N/A
Ms. Dahl	531,000	4.1
Mr. Janey[3]	435,000	12.1
Mr. Rodier	543,000	0
1.Ms. Drake received a base salary increase of 36% on March 10, 2023 in connection with her promotion to Vice President and Chief Financial Officer, and therefore, did not receive an annual base salary increase on March 1, 2023.
2.Ms. Totsky joined TTC on June 19, 2023.
3.Mr. Janey received a base salary increase of 9.7% on November 1, 2022 in connection with his promotion to Group Vice President, Landscapes and Contractor and an additional increase of 2.4% effective on March 1, 2023.
Annual Cash Incentives
General. To help ensure we meet our compensation program objective of linking pay to performance, we provide the opportunity for our executive officers to earn an annual cash incentive, which is designed to motivate attainment and reward accomplishment of annual financial goals.
At the beginning of each fiscal year, during its regular meeting held in December, the Compensation & Human Resources Committee approves a target award expressed as a percentage of base salary for each executive officer and specific performance measures, weightings, goals and performance adjustment events, if any. For each performance measure, a threshold, target and maximum level of performance is defined, which have corresponding payout percentages. Following the end of the fiscal year, at the Committee's regular meeting held in December, Management presents a summary of, and the Committee certifies, actual performance as compared to the pre-established goals together with a corresponding payout percentage, which is expressed as a percent of target performance.
Target Awards. When determining the target award for each executive officer, the Committee reviews the market 50th percentile for target total cash compensation (sum of base salary and target annual cash incentive) for the position in which such executive officer serves. Our objective is that when we achieve target levels of performance for each measure, resulting total cash compensation paid to our executive officers is within a reasonable range of the market 50th percentile. Actual total cash compensation will generally exceed the market 50th percentile if actual performance for each measure exceeds the pre-established target annual financial goals and will generally be less than the market 50th percentile if actual performance for each measure is below the pre-established target annual financial goals. In addition to considering the market data, the Committee also considers experience, tenure, scope and complexity of the executive officer's position, individual contributions and performance, as well as internal pay equity. Actual awards can range from 0% (if threshold levels of performance are not met) to 200% of the target award (if maximum levels of performance are met for all of the performance measures) and the resulting competitiveness of total cash compensation will also vary accordingly.
Fiscal 2023 Awards. The fiscal 2023 target awards for our NEOs, any change in the target award percentage, the resulting cash incentive award, and actual target total cash compensation are below. The fiscal 2023 base salary earnings for Ms. Peterson and Mr. Rodier reflect earnings from the beginning of fiscal 2023 through their respective retirement dates and the fiscal base salary earnings for Ms. Totsky represent earnings from her hire date through the end of fiscal 2023.

Name	Fiscal 2023 Base Salary Earnings ($)	Fiscal 2023 Award at Target (% of base salary)	Fiscal 2023 Target Award Percentage Change	Fiscal 2023 Target Annual Cash Incentive Award ($)	Fiscal 2023 Target Total Cash Compensation ($)
Mr. Olson	1,129,958	130%	No Change	1,468,945	2,598,903
Ms. Drake1	510,777	65%	+10%	317,640	828,417
Ms. Peterson	482,716	80%	No Change	386,173	868,888
Ms. Totsky	200,967	65%	N/A	130,628	331,595
Ms. Dahl	523,981	65%	No Change	340,587	864,568
Mr. Janey	431,519	65%	+10%	280,487	712,007
Mr. Rodier	284,221	75%	No Change	213,166	497,387
1.Ms. Drake's target annual cash incentive award and target total cash compensation are calculated based on base salary earnings and the target award as a percent of base salary in effective for her time period as Vice President Finance from November 1, 2022 through March 9, 2023 and Vice President, Chief Financial Officer from March 10, 2023 through the end of fiscal 2023.
We believe the fiscal 2023 target annual cash incentive awards when combined with the annual base salaries are within a reasonable range of the market 50th percentile and that the differentiation of target awards among our NEOs was appropriate given the scope and responsibility of their respective positions. The target award for Ms. Drake was established at 55% at the beginning of fiscal 2023 and then increased to 65% effective on March 10, 2023 in connection with her promotion to Vice President, Finance and Chief Financial Officer. The target award for Mr. Janey was increased from 55% to 65% at the beginning of fiscal 2023 in connection with his promotion to Group Vice President, Landscapes and Contractor. These changes were made to bring their target total cash compensation closer to the market 50th percentile for their respective positions.
Performance Measures, Weightings and Goals. Each year, the Committee determines performance measures, weightings, goals and performance adjustment events, if any, for the annual cash incentive awards. We believe that in order to motivate our executive officers to achieve annual financial goals, it is important to select performance measures aligned with our annual financial goals, as well as drive shareholder value. Key elements for fiscal 2023 included profitability, revenue growth, and asset efficiency; and, accordingly, the corporate performance measures for fiscal 2023 and their weightings were intended to support these key elements.
The corporate performance measures and weightings for fiscal 2023 were as follows:

Corporate Performance Measures
Adjusted diluted EPS*	50%
Corporate revenue growth	25%
Corporate working capital as a percent of sales	25%
* Non-GAAP financial measure. See fiscal 2023 investor presentation for definition and reconciliation to GAAP financial measure.
While the corporate performance measures were the same as last year, the weighting for corporate revenue growth was decreased by 5% and the weighting for working capital as a percent of sales was increased by 5% to increase focus on asset efficiency a bit more than last year.
At its meeting in December 2022, the Committee's first meeting of fiscal 2023, threshold, target and maximum goals were established by the Committee for each corporate performance measure. Target levels of performance were established based on our annual financial goals, which takes into account our prior fiscal year actual financial results, our competitive situation and the general outlook for our business for fiscal 2023. As in past years, the adjusted diluted EPS threshold goal, which was set at 80% of plan, must have been met in order for there to be any payout for corporate participants.
The Committee established specific adjustment events for determining corporate performance payouts. The impact of an acquisition on the payouts was determined by the size of the acquisition based on projected annual revenue for the first twelve months following the closing of an acquisition, as follows:
•The impact of any acquisition greater than $10 million was to be excluded from the payout calculation, unless such acquisition was included in the fiscal 2023 goals; and
•The impact of any acquisition less than $10 million was to be included in the payout calculation.
In addition, any externally driven changes in accounting principles and standards were to be excluded if the cumulative net impact on the payout of all such accounting adjustments affected the award payout by more than 2%.
Performance Measures and Goals. Our executive officers with all corporate responsibilities, which includes all of our NEOs other than Ms. Dahl, had 100% of their annual cash incentive tied to corporate performance to encourage an enterprise-wide performance perspective. Ms. Dahl's annual cash incentive was 100% tied to corporate performance during the period from November 2022 through February 2023 and was tied 50% to corporate performance and 50% tied to performance of the international division in light of her new role as Vice President, International commencing in March 2023. The table below summarizes the fiscal 2023 corporate performance measures and goals applicable to our NEOs.
The fiscal 2023 corporate performance measures, weightings, goals and actual performance levels are reflected in the table below.

Corporate: Fiscal 2023 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% adjusted diluted EPS	$3.92	$4.90	$5.88	$4.21 (between threshold and target)
25% corporate revenue growth	7.6%	10.6%	13.6%	0.9% (below threshold)
25% corporate working capital as a percent of sales	19.02%	16.54%	14.06%	23.3% (below threshold)
Corporate performance payout				29.0% of target
The international division performance measures, weightings, goals and actual performance applicable to Ms. Dahl are reflected in the table below.

International Division: Fiscal 2023 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% Controllable Profit Contribution	$86,411	$108,013	$129,616	$108,213 (between target and maximum)
25% Revenue Growth	2.0%	7.0%	12.0%	0.4% (below threshold)
16.5% Days Inventory Outstanding	143.86	130.78	117.70	158.44 (below threshold)
8.5% Days Sales Outstanding	106.72	97.02	87.32	93.79 (between target and maximum)
International division performance payout				61.8% of target
Discussion and Analysis. All of our NEOs, other than Ms. Dahl had 100% of their annual cash incentive awards tied to corporate performance for all of fiscal 2023; and therefore, their annual cash incentive award payouts were at 29.0% of target. Applying the corporate performance payout to their individual target awards, this translated to payouts of fiscal year base salaries of approximately 40% for Mr. Olson and approximately 20% to 25% for the other NEOs. Ms. Dahl had 100% of her annual cash incentive award for a part of fiscal 2023 in which she served as Vice President, General Counsel and Corporate Secretary and her award was tied 50% to corporate performance and 50% to international division performance from March 1, 2023 through the remainder of fiscal 2023, which is the time period in which she served as Vice President, International.
Actual Cash Compensation Discussion and Analysis. Fiscal 2023 actual total cash compensation (which represents the sum of actual fiscal 2023 base salary earnings and actual fiscal 2023 total annual cash incentive award payout) is reflected in the table below. The fiscal 2023 base salary earnings for Ms. Peterson and Mr. Rodier reflect earnings through their respective retirement dates and the fiscal 2023 base salary earnings for Ms. Totsky represent earnings from her employment start date of June 19, 2023 through the end of fiscal 2023. The corporate payout was less than target at 29.0% and the international division payout was less than target at 61.8%, which aligns with our pay for performance philosophy.

Name	Fiscal 2023 Base Salary Earnings ($)	Fiscal 2023 Total Annual Cash Incentive Award Payout ($)	Fiscal 2023 Total Cash Compensation ($)
Mr. Olson	1,129,958	425,260	1,555,217
Ms. Drake	510,777	91,957	602,734
Ms. Peterson	482,716	111,797	594,513
Ms. Totsky	200,967	37,817	238,784
Ms. Dahl	523,981	135,656	659,637
Mr. Janey	431,519	81,201	512,720
Mr. Rodier	284,221	61,712	345,933
Long-Term Incentives
General. We believe our use of long-term incentives tied to our common stock, along with our stock ownership guidelines, align the interests of our executive officers with the interest of our shareholders. Therefore, we provide the opportunity for our executive officers to earn market competitive long-term incentives in the form of annual stock options and performance share awards. In determining the size of these long-term incentive awards for each executive officer, we consider market data, the scope and complexity of the executive's position, experience, tenure, internal pay comparisons, function, division, and individual performance and historical targeted grant levels.
Generally, one-half of the long-term incentive value is delivered in the form of stock options and one-half is delivered in the form of performance share awards, both of which are approved by the Compensation & Human Resources Committee at its regular meeting held in December. We believe this equity mix strikes the appropriate balance between rewarding achievement of Company specific performance measures and delivering long-term incentive value based on stock price appreciation. Actual value realized from our long-term incentive awards may vary from the market 50th percentile based on the price of our common stock and performance against the three-year cumulative financial goals for the performance share awards. In addition to stock options and performance share awards, we occasionally use restricted stock unit awards in connection with the hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes.
Stock Options. As the Committee's meeting is generally held before the announcement of our financial results for the recently completed fiscal year, annual stock options for fiscal 2023 were granted on the second business day following such announcement (with the first day being the announcement date), and have a per share exercise price equal to the closing price of our common stock on the grant date. For fiscal 2024, this timing was revised to be the fourth trading day following the filing of our annual report on Form 10-K (with the first day being the filing date).
We believe our stock options are performance based - if we deliver strong shareholder returns, our stock price presumably will increase, thereby increasing the value of the stock options and executive officer resulting total compensation. If shareholder value is not delivered and our stock price does not increase, the options will have no value.
To determine the number of annual stock options to award our executive officers, we start with a total target value of options and divide that value by the expected value of an option, using a Black-Scholes option pricing method. Our annual stock options vest in annual equal installments over three years, which three-year schedule is consistent with the three-year performance period for our performance share awards. We believe the three-year period for our long-term incentive awards provides retention value and focuses our executive officers on attainment of long-term performance.
Occasionally the Committee will grant stock options for use in certain situations, including hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes. Vesting for these options is generally time-based.

Performance Share Awards. Performance share awards are granted each year at the December Committee meeting and then paid out in shares of our common stock following completion of a three-year performance period if certain performance goals are achieved as determined by the Committee. The Committee establishes performance measures, weightings, goals and performance adjustment events, if any, for the entire three-year performance period, as well as thresholds and maximums. Factors the Committee considers when establishing the performance goals for the three-year period include our prior fiscal year actual financial business results, our longer-term strategic plan outlook, including our projections for performance for years two and three of the three-year award term, and of our competitive situation and outlook. At the end of the three-year performance period, Management presents a summary of, and the Committee certifies, performance against the performance goals, including the applicability of any adjustment events, and a corresponding payout, which is expressed as a percent of target. Actual payouts can range from 0% (if the threshold performance levels are not met) to 200% of the target award (if maximum performance levels are met).
To determine the number of target performance share awards to be granted to our executive officers, we start with a total target value of performance share awards to be delivered. That value is divided by an expected value per share to determine the number of performance share awards to grant at target. The expected value per share is equal to the average closing price of our common stock over the last three months of the prior fiscal year to help smooth out any price volatility in our common stock.
Restricted Stock Unit Awards. Occasionally, the Committee will grant restricted stock unit awards for use in certain situations, including hiring of new executive officers, mid-year promotions of existing executive officers, leadership transition or retention purposes. Vesting may be either performance-based or time-based.
Fiscal 2023 Grants. The number of stock options and performance share awards granted to our NEOs for fiscal 2023 can be found in the "Grants of Plan-Based Awards for Fiscal 2023" table. This table also reflects the number of performance shares at threshold and maximum levels of performance. The grant date fair value of those awards can also be found in the "Summary Compensation Table."
In addition to our annual grants, we granted restricted stock unit awards to Ms. Totsky, as a part of her employment offer and upon commencement of her employment, as well as to Mr. Janey and Ms. Drake in connection with their respective promotions. All of these restricted stock unit awards vest in annual installments over three years. Detail regarding these grants also can be found in the "Grants of Plan-Based Awards for Fiscal 2023" table and the grant date fair value of those awards also are included in the "Summary Compensation Table."
Performance Measures for the Performance Period Beginning in Fiscal 2023. For the fiscal 2023 to fiscal 2025 performance share awards, the following corporate performance measures and weightings were established for all of our executive officers:

Performance Measures	Weighting
Cumulative net income, plus after-tax interest	50%
Cumulative revenue	25%
Working capital as a percent of sales	25%
While the corporate performance measures for the fiscal 2023 to fiscal 2025 performance share awards were the same as last year, the weighting for corporate revenue growth was decreased by 5% and the weighting for corporate working capital as a percent of sales was increased by 5% to increase focus on asset efficiency a bit more than last year.
At its meeting in December 2022, threshold, target and maximum goals were established for the fiscal 2023 to fiscal 2025 performance share awards. The specific performance goals for the three-year award period are maintained by us as proprietary and confidential. The Committee believes that disclosure of these specific performance goals would represent competitive harm to us as such cumulative corporate goals and results are not publicly disclosed and are competitively sensitive. For each performance measure, the target goal reflects the cumulative three-year financial plan set at the corporate level. Based on historical performance, the Committee believes the attainment of target performance levels, while uncertain, could be reasonably anticipated. Threshold goals represent the minimum level of performance necessary for there to be a payout for that performance measure and the Committee believes the threshold goals are likely to be achieved. Maximum goals represent the performances at which payouts are 200% of the target award. Even if actual results exceed the maximum goals, the payouts are capped at 200% of the target award. Maximum goals represent levels of performance at which the Committee determined a payout of 200% of target would be appropriate. The Committee believes that the maximum goals established are more aggressive goals.

Adjustment Events. In addition to approving performance measures, goals and weightings, the Committee also established specific corporate adjustment events for determining payouts under the fiscal 2023 to fiscal 2025 performance share awards, including the following:

Adjustment Event	Size	Impact Effect
Acquisitions (as determined by projected first 12 months of revenue)	Acquisition is ≥ $50 million	Excluded
	Acquisition is < $10 million	Included
	Acquisition is between $10 million and $50 million	Included, if transaction closes in first year of performance period Excluded, if transaction closes in second or third year of performance period
Change in Accounting Principles or Standards	Cumulative net impact on the payout of all accounting adjustments is > 2%	Excluded
Performance Measures for the Performance Period Ending in Fiscal 2023. The performance share awards that were granted in fiscal 2021 for the fiscal 2021 to fiscal 2023 performance period were approved for payout upon the Committee's certification of performance against the goals and impact of any predefined adjustment events at its meeting on December 12, 2023. Pursuant to the predefined adjustment events, all financial impacts related to our acquisition of Intimidator Group in January 2022 were excluded from the payout calculation. The payout for our fiscal 2021 to fiscal 2023 performance share awards was 130.7% of target.
The table below outlines the corporate performance measures and weightings, as well as threshold, target and maximum goals that were established by the Committee at the beginning of fiscal 2021, along with actual levels of performance when factoring in adjustment events, for the fiscal 2021 to fiscal 2023 performance share awards.

Fiscal 2021 to Fiscal 2023 Performance Measures	Threshold (40% payout)	Target (100% payout)	Maximum (200% payout)	Actual
50% cumulative corporate net income plus after-tax interest (in thousands)	$1,028,327	$1,285,409	$1,542,491	$1,391,296 (between target and maximum)
30% cumulative corporate revenue (in thousands)	$10,881,606	$11,664,792	$12,207,664	$12,711,072 (above maximum)
20% corporate working capital as a % of sales	20.48%	18.62%	16.76%	22.90% (below threshold)
Fiscal 2021 to fiscal 2023 performance share award payout				130.7% of target
Discussion and Analysis. In applying the actual performance when factoring in the defined adjustment events against the weightings of the performance measures, the fiscal 2021 to fiscal 2023 payout was 130.7% of target.
Target Total Direct Compensation. When analyzing compensation, we look at base salary, target total cash compensation and target total direct compensation in comparison to the market 50th percentile when establishing base salary levels, target annual cash incentive awards and long-term incentive awards. Actual value realized from long-term incentives is dependent on actual payout of performance share awards at the end of the three-year term, which is dependent on actual cumulative performance against established performance goals and the stock price at the time of exercise for stock option grants. Therefore, it is difficult to assess actual total direct compensation on an annual basis in comparison to the market since the market data may have changed significantly when actual long-term incentive results are fully realized.
Additionally, grant date fair value of long-term incentive awards as reflected in the Summary Compensation Table can vary significantly from the target long-term incentive value we use to calculate the number of performance share awards and stock options to grant. This is because the grant date fair value is determined based on the value of our common stock on the grant date of the awards; whereas, we use a three-month average closing price of our common stock to convert the target long-term incentive values into the number of performance share awards and stock options to grant.

We believe it is important to continue to review target total direct compensation when establishing long-term incentive grants. The fiscal 2023 target total direct compensation (sum of actual base salary, target annual cash incentive and target value of equity awards), for our Chairman and CEO is in the table below.

Name	Fiscal 2023 Target Total Direct Compensation ($)
Mr. Olson	8,433,500
Benefits and All Other Compensation
Retirement Benefits. We believe that it is important to allow our employees, including our executive officers, the opportunity to save for retirement through our Retirement Plan, which is our defined contribution plan. The majority of our U.S.-based employees participate in the Retirement Plan and certain of our subsidiaries participate in different retirement plans. For 2023, the Retirement Plan included a 401(k) plan with a Company match and an investment fund contribution that can be made at the discretion of the Company. Company contributions for fiscal 2023 to our Retirement Plan on behalf of our NEOs can be found under "All Other Compensation for Fiscal 2023."
To help ensure our executive officers' ability to provide financial security and save for retirement, we maintain three nonqualified deferred compensation plans, which include: The Toro Company Deferred Compensation Plan, or Deferred Plan, The Toro Company Deferred Compensation Plan for Officers, or the Deferred Plan for Officers and The Toro Company Supplemental Benefit Plan, or Supplemental Benefit Plan. These plans, which are unsecured and unfunded, are described under "Nonqualified Deferred Compensation for Fiscal 2023."
Perquisites. The limited perquisites provided during fiscal 2023 to our executive officers are described in "All Other Compensation for Fiscal 2023." We believe these perquisites are an important part of our overall compensation package and help us attract, retain and reward top executive talent. Specifically, we believe that these perquisites assist in promoting the financial security and health of our executive officers and encourage the use and promotion of our products.
Relocation Benefits. We maintain a standard, market competitive relocation policy, which provides for reimbursement of and payments for certain relocation expenses. During fiscal 2023, Ms. Totsky was reimbursed for certain relocation expenses, as included within the "All Other Compensation" column of the "Summary Compensation" Table and quantified in the related footnote to that column. Certain of these relocation expenses are deemed to be taxable income to the recipient; therefore, pursuant to our relocation policy, a supplemental tax "gross up" was provided to Ms. Totsky to help offset the incremental tax impact.
Sign-On Bonuses. We believe that the use of sign-on bonuses are appropriate when hiring certain new employees. In fiscal 2023, we paid a cash sign-on bonus to Ms. Totsky, which was intended to offset a portion of the compensation she forfeited by terminating her employment with her former employer. The sign-on bonus is subject to repayment if Ms. Totsky voluntarily terminates her employment prior to June 19, 2024, the one year anniversary of her start date.
Charitable Giving. We support charitable organizations for our employees through our matching gift program. The program for our executive officers provides that a gift or gifts by an executive officer and his/her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $3,000 per year.
Employment, Severance and Change in Control Arrangements
None of our executive officers have any employment or severance agreements or arrangements other than as provided for in our Change-in-Control (CIC) policy and other than certain change in control provisions in our equity plans. Accordingly, our executive officers do not have the right to cash severance or additional benefits in connection with a termination of employment except in connection with a change in control of our Company as described under "Potential Payments Upon Termination or Change in Control." Each executive officer is a party to our standard confidentiality, invention and non-compete agreement.
We believe our CIC policy and other change in control arrangements are important because they provide retention incentives and additional monetary motivation to complete a transaction that the Board believes is in the best interests of our Company and shareholders. We believe it is in the best interests of our Company and our shareholders to assure that we will have the continued dedication of our executives, notwithstanding the possibility, threat or occurrence of a change in control. We also believe it is imperative to diminish any distraction of our executives by virtue of the personal uncertainties and risks, including personal financial risks, created by a pending or threatened change in control of the Company.

Our CIC policy incorporates a "double trigger" mechanism and provides for a severance payment for an executive officer if within three years after a change in control an executive officer's employment is terminated by us without just cause or the executive officer terminates his or her employment for good reason, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control. Our CIC policy does not provide a "gross-up" for 280G excise taxes and, as a condition to the payment of any severance payment, the executive officer must execute a release of claims against us.
In addition to our CIC policy, we also have change in control provisions in our 2022 Plan and prior equity plans and individual award agreements that apply to our executives, as well as other employees, that provide for immediate vesting acceleration upon a change in control. More information regarding these provisions is also provided under "Potential Payments Upon Termination or Change in Control—Change in Control." Because the immediate vesting of stock options, restricted stock units and certain other awards is triggered by the change in control itself, and is not dependent upon a termination of employment within a certain protection period, these acceleration provisions are known as a "single trigger" change in control arrangements. We believe these "single trigger" change in control arrangements for equity awards granted provide important retention incentives during what can often be an uncertain time for employees and provide executives with additional monetary motivation to focus on and complete a transaction that our Board believes is in the best interests of our shareholders rather than seeking new employment opportunities. If an executive were to leave prior to the completion of the change in control, non-vested options or other awards held by the executive would terminate.
The Committee reviews our change of control arrangements periodically to ensure that they remain appropriate.
Named Executive Officers Stock Ownership Guidelines
We maintain stock ownership guidelines to align the interests of our NEOs with those of our shareholders. Effective January 16, 2024, our stock ownership guidelines were amended to require that executive officers hold a number of shares as shown in the table below until the guideline multiple is met. Our previous guidelines did not have a holding requirement, but required executive officers to reach the specified number of shares within five years of the date of hire or promotion. In addition, the multiple for the Chairman and CEO was increased from 5x to 6x.

Stock Ownership Guidelines
Chairman and CEO	Other Executive Officers
6x annual base salary	3x annual base salary
Anti-Hedging and Anti-Pledging
Our insider trading policy prohibits officers and directors from engaging in hedging or pledging of our securities, as described in more detail in "Executive Compensation—Anti-Hedging and Anti-Pledging Policies."
Tax Considerations
Code Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each "covered employee," which includes our NEOs and certain other former NEOs. Compensation paid to our NEOs over this limit is nondeductible. While the Compensation & Human Resources Committee considers tax deductibility as one of many factors in determining executive compensation, we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our Company even though amounts in excess of the Code Section 162(m) limit are not deductible.
Risk Assessment
We determined that our compensation policies, practices and programs and related compensation governance structure work together to minimize exposure to excessive risk while appropriately pursuing growth, profitability and asset efficiency strategies and goals that emphasize shareholder value creation. In reaching such determination, we noted that (i) base salaries for all office salaried employees are targeted within a competitive range of the market 50th percentile, are not subject to performance risk and, for non-executive employees, constitute the largest part of their total compensation; (ii) incentive or variable compensation awarded to our executive officers, which constitutes the largest part of their total compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation, and utilizes performance measures and goals that are drivers of long-term success for our Company and our shareholders; and (iii) caps on performance-based awards are used.

Clawback Policy and Provisions
Effective October 2, 2023, we revised our clawback policy to conform with final NYSE clawback rules that require clawback of erroneously awarded compensation as mandated under the Dodd-Frank Wall Street Reform and Protection Act. In addition to the mandatory clawback provisions, the revised clawback policy still provides for the discretionary clawback of compensation if an executive engages in egregious conduct that is substantially detrimental to the Company.
Our 2022 Plan, prior equity plan and the related award agreements contain a clawback provision which provides that if, within one year after the termination of employment the participant is employed or retained by or renders services to a competitor, violates any confidentiality agreement or agreement governing the ownership or assignment of intellectual property rights or engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of our Company, all rights of such participant under the plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Committee may require the executive to surrender and return to our Company any shares received, and/or to disgorge any profits or any other economic value made or realized by the participant during the period beginning one year prior to the participant's termination of employment or other service with our Company or any affiliate or subsidiary, in connection with any awards or any shares issued upon the exercise or vesting of any awards granted under such plan.
Competitive Considerations and Use of Market Data
Since one of the objectives of our executive compensation program is to provide market competitive compensation opportunities, the Committee uses market data provided by Willis Towers Watson to help evaluate and make compensation decisions. Market data, which is size-adjusted, is provided by Willis Towers Watson through its executive compensation database, which includes roughly 500 participating companies. We believe that the market for our executive officer talent is not limited to the manufacturing industry; therefore, we do not focus specifically on manufacturing companies within the database, nor do we identify a separate group of peer companies within the manufacturing industry for executive compensation purposes. The market data provided by Willis Towers Watson was in aggregate form and, therefore, individual data for participating companies in the survey was not considered when determining executive officer compensation in total or for any individual officer or element.
We typically target pay opportunities within a competitive range of the market 50th percentile for each element of compensation and in total; however, variance around the market 50th percentile is dependent on a number of factors, including an executive's level of professional experience, the executive's duties and responsibilities, individual performance, future potential, tenure in the position, corporate and/or division performance, as applicable, internal pay comparisons, and outside market factors, including general economic and labor conditions.
How We Make Compensation Decisions
There are several elements to our executive compensation decision-making, which we believe allow us to most effectively implement our established compensation philosophy. The Committee, its independent external compensation consultant, and Management all have a role in decision-making for executive compensation. The following table summarizes their roles and responsibilities.

Responsible Party	Roles and Responsibilities
Compensation & Human Resources Committee (Comprised solely of independent directors and reports to the Board of Directors)
•Oversees all aspects of our executive compensation program.
•Annually reviews and approves our corporate goals and objectives relevant to Chairman and CEO compensation.
•Evaluates Chairman and CEO's performance in light of such goals and objectives, and determines and approves his compensation based on this evaluation, subject to ratification by the Board of Directors.
•Reviews and approves all executive officer compensation, including base salary, annual cash incentive awards, long-term incentive awards and their payouts.
•Oversees our equity and incentive compensation plans and reviews and approves equity awards and executive incentive payouts.
•Ensures our incentive compensation arrangements are reviewed to confirm they do not encourage unnecessary risk-taking.
•Evaluates market competitiveness reviews of each executive officer's compensation (in total and by each individual element).
•Evaluates proposed changes to our executive compensation program.
•Has sole authority to hire consultants, approve their fees and determine the nature and scope of their work.

Independent External Compensation Consultant (Willis Towers Watson) (Independent under NYSE listing standards and reports to the Compensation & Human Resources Committee)
•Provides advice and guidance on the appropriateness and competitiveness of our executive compensation program relative to our performance and market practice.
•Reviews total compensation strategy and pay levels for executives.
•Examines our executive compensation program to ensure that each element supports our business strategy.
•Assists in gathering competitive market data.
•Provides advice with respect to our incentive plans, performance measures and equity compensation mix.
•Periodically assesses risk as it related to our incentive plans.
•Reviews structure and competitiveness of our non-employee director compensation program.
•Regularly attends Compensation & Human Resources Committee meetings.

Management (Chairman and CEO, former Vice President, Human Resources and General Counsel, current Vice President, Human Resources and Managing Director, Total Rewards and Employee Services)
•Provides compensation information to Compensation & Human Resources Committee and external compensation consultant to assist them in making and recommending compensation.
•Confers with the Compensation & Human Resources Committee and external compensation consultant concerning design and development of compensation and benefit plans.
•Provides analysis and recommendations on executive officer compensation to the Compensation & Human Resources Committee.
•Reviews performance of executive officers.
•Provides no input or recommendations with respect to their own compensation.

Compensation & Human Resources Committee Report
The Compensation & Human Resources Committee has reviewed and discussed the foregoing "Compensation Discussion and Analysis" with Management and, based on such review and discussions, recommended to the Board that the "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended October 31, 2023.
Compensation & Human Resources Committee:
James C. O'Rourke (Chair)
Eric P. Hansotia
D. Christian Koch
Joyce A. Mullen

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes compensation for each of the last three fiscal years awarded to, earned by or paid to individuals who served as our principal executive officer and principal financial officer during fiscal 2023, each of the other three most highly compensated executive officers during fiscal 2023 and one former executive officer who would have been one of the three mostly highly compensated executive officers had he still been serving as an executive officer at the end of fiscal 2023. We collectively refer to these as our “named executive officers,” or NEOs.

Amounts in this Summary Compensation Table are not reduced to reflect any elections to defer receipt of base salary, annual cash incentive award payouts or performance share award payouts. Elections to defer these forms of compensation are described in more detail under “Nonqualified Deferred Compensation for Fiscal 2023.” Earnings on nonqualified deferred compensation are not on a basis that is considered to be above-market or preferential. The “Compensation Discussion and Analysis” provides additional information about compensation paid to our NEOs.

Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	All Other Compensation[6] ($)	Total ($)
Richard M. Olson, Chairman of the Board, President and Chief Executive Officer	2023	1,129,958	0	3,599,694	3,692,052	425,260	178,847	9,025,811
	2022	1,086,778	0	2,489,773	2,507,118	974,698	253,586	7,311,953
	2021	1,045,930	0	2,536,520	2,651,082	2,095,541	300,778	8,629,851
Angela C. Drake, Vice President and Chief Financial Officer	2023	510,777	0	1,063,014	223,146	91,957	75,810	1,964,704

Renee J. Peterson, Former Vice President and Chief Financial Officer	2023	482,716	0	930,762	953,442	111,797	105,793	2,584,510
	2022	595,089	0	659,347	661,824	328,441	148,911	2,393,612
	2021	566,066	0	634,130	663,264	756,083	187,432	2,806,975
Joanna M. Totsky, Vice President, General Counsel and Corporate Secretary[7]	2023	200,967	150,000	1,349,913	0	37,817	119,245	1,857,942

Amy E. Dahl, Vice President, International	2023	523,981	0	504,630	520,674	135,656	100,348	1,785,289
	2022	503,397	0	383,799	388,362	225,741	115,530	1,616,829
	2021	480,635	0	398,596	420,462	521,604	147,740	1,969,037
Gregory S. Janey, Group Vice President, Landscapes & Contractor[8]	2023	431,519	0	603,428	382,053	81,201	68,147	1,566,348

Richard W. Rodier, Former Group Vice President, Construction Businesses	2023	284,221	0	616,770	635,628	61,712	76,547	1,674,878
	2022	537,054	0	472,368	473,388	277,885	114,968	1,875,663
	2021	515,545	0	561,658	584,304	602,528	127,192	2,391,227

1.Amounts reflect actual salary earnings throughout the fiscal year.
2.We generally do not pay discretionary bonuses or bonuses that are subjectively determined; we did not pay any such bonuses to any of our NEOs in any of the last three most recently completed fiscal years, other than a sign-on bonus to Ms. Totsky as part of her employment offer and upon commencement of her employment with us. Annual cash incentive award payouts based on performance against pre-established financial performance goals are reported in the Non-Equity Incentive Plan Compensation column.
3.Amounts reported for fiscal 2023 for our NEOs, other than for Ms. Totsky, represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of performance share awards granted for the fiscal 2023 to fiscal 2025 performance period assuming target levels of performance. The amount reported for Ms. Totsky reflects the grant date fair value of a restricted stock unit award granted to her in June 2023 as part of her employment offer. The amount reported for Ms. Drake also includes the grant date fair value of a restricted stock unit award granted to her in March 2023 in connection with her promotion to Vice President and Chief Financial Officer. The amount reported for Mr. Janey also includes the grant date fair value of a restricted stock unit award granted to him in November 2022 in connection with his promotion to Group Vice President,

Landscapes and Contractor. Amounts reported for fiscal 2023 are set forth in the Grants of Plan-Based Awards for Fiscal 2023 table in the Grant Date Fair Value of Stock and Option Awards column. Provided below is the fiscal 2023 grant date fair value of performance share awards for the fiscal 2023 to fiscal 2025 performance period assuming maximum levels of performance. The maximum value is calculated using the number of shares reflected in the Maximum column of the Estimated Future Payouts Under Equity Incentive Plan Awards section of the Grants of Plan-Based Awards for Fiscal 2023 table and the closing price of our common stock on December 13, 2022, the grant date, of $112.14.

Name	Grant Date Fair Value at Maximum Levels of Performance ($)
Mr. Olson	7,199,388
Ms. Drake	426,132
Ms. Peterson	1,861,524
Ms. Totsky	N/A
Ms. Dahl	1,009,260
Mr. Janey	740,124
Mr. Rodier	1,233,540
4.Amounts reported represent the grant date fair value, computed in accordance with FASB ASC Topic 718, of option awards granted each fiscal year. Summarized in the table below are the specific assumptions used in the valuation of the option awards.

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Per Share Black-Scholes Value
12/22/2022	3.77%	6.6 years	24.94%	0.94%	$33.81
12/16/2021	1.31%	6.4 years	23.75%	0.93%	$22.98
12/17/2020	0.58%	6.4 years	23.13%	0.85%	$19.74
5.Amounts reported represent annual cash incentive awards earned for each fiscal year, but paid during the following fiscal year or deferred. Annual cash incentive awards are calculated and paid based on performance against financial performance goals.
6.Amounts for fiscal 2023 are set forth below under All Other Compensation for Fiscal 2023.
7.Ms. Totsky joined the Company on June 19, 2023; therefore, her information is provided only for fiscal 2023.
8.Mr. Janey was not a named executive officer in fiscal 2022 or fiscal 2021; therefore, his information is only provided for fiscal 2023.
All Other Compensation for Fiscal 2023
All other compensation for fiscal 2023 includes the compensation components described below.

Element	Description
Retirement Benefits	Under our Retirement Plan in calendar year 2023, we matched one dollar for each employee dollar contribution, up to an employee maximum of 4%. Additionally, the Company may make a discretionary investment fund contribution. Employees are eligible to participate in the plan after 30 days of service. For employees whose compensation exceeds the IRS limit, we also provide a contribution into our nonqualified deferred compensation plans, the Supplemental Benefit Plan or the Deferred Plan, as applicable. Our nonqualified deferred compensation plans are described under Nonqualified Deferred Compensation for Fiscal 2023.

Perquisites
We provide our executive officers with modest perquisites, including:
•Company-leased automobile--We pay all costs associated with leasing, operating, maintaining and insuring a company-leased automobile up to certain thresholds.
•Financial planning-We encourage our executive officers to receive professional advice regarding their financial, tax and estate planning needs. Therefore, we pay up to a maximum defined amount for each of our executive officers to cover tax planning, tax return preparation, financial counseling and estate planning.
•Annual executive physical--To help ensure the health of our executive officers, we generally pay up to a certain amount for approved physical exam expenses not covered by the executive officer's health insurance.
•Company products--To enable our executive officers the opportunity to become more familiar with our products and use those products on a regular basis, we provide certain Company products and related accessories for personal use at no cost; provided, however, that executive officers are responsible for applicable taxes attributable to the value of such products. The value is generally deemed to be our distributor net price or its equivalent, which is the price at which products are available to employees for purchase.
•Travel expenses--During fiscal 2023, we paid certain travel costs for spouses of our executive officers in connection with certain off-site, business-related meetings in which it was appropriate for a spouse to attend.

Charitable Giving	We support charitable organizations for our employees through our matching gift program. The program for our executive officers provides that a gift or gifts by an executive officer and/or his or her spouse to one or more tax exempt 501(c)(3) charitable organizations located in the United States will be matched by us in an aggregate amount of up to $3,000 per year.
Relocation Benefits	We maintain a standard, market competitive relocation policy. Relocation expenses reimbursed and/or paid typically include: shipment of household goods, automobile shipment, home finding trip, temporary living, destination home purchase assistance, and a "gross-up" to help offset the tax impact of these expenses that are reimbursed and/or paid.
Specific amounts included in the fiscal 2023 "All Other Compensation" column of the "Summary Compensation Table" are in the table below.

Name	Retirement Plan Contributions[1] ($)	Nonqualified Plan Contributions[2] ($)	Charitable Giving[3] ($)	Perquisites[4] ($)	Relocation Benefits[5] ($)	Total ($)
Mr. Olson	27,843	132,056	0	18,948	0	178,847
Ms. Drake	27,843	28,392	1,700	17,875	0	75,810
Ms. Peterson	27,843	24,672	0	53,278	0	105,793
Ms. Totsky	12,973	0	0	47	106,225	119,245
Ms. Dahl	27,843	34,859	3,000	34,646	0	100,348
Mr. Janey	27,843	18,963	100	21,241	0	68,147
Mr. Rodier	24,156	8,545	0	43,846	0	76,547

1.Amounts reported represent Company matching contributions and a discretionary investment fund contribution.
2.Amounts reported represent Company contributions to the Supplemental Benefit Plan.
3.Amounts reported represent matching contributions for charitable donations made by our executive officers.
4.Amounts reported represent Company paid amounts for automobile lease plus reportable income for personal use of the automobile; Company paid amounts for financial planning expenses and executive physical expenses; value of Company products received for personal use; and incremental travel costs paid by the Company for spouses of our executive officers in connection with certain off-site, business-related travel.
5.Amount reported represents company-paid relocation expenses.
Grants of Plan-Based Awards for Fiscal 2023
During fiscal 2023, plan-based awards granted to our NEOs included annual cash incentive awards, performance share awards, restricted stock unit awards, and stock option awards. The following table summarizes all plan-based awards granted to our NEOs during fiscal 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units[3] (#)	Options[4] (#)	Awards[5] ($/Sh)	Awards[6] ($)
Richard M. Olson
Annual Cash Incentive			587,578	1,468,945	2,937,890
Performance Shares	12/13/22	12/13/22				12,840	32,100	64,200				3,599,694
Stock Options	12/22/22	12/13/22								109,200	111.15	3,692,052
Angela C. Drake
Annual Cash Incentive			127,056	317,640	635,280
Performance Shares	12/13/22	12/13/22				760	1,900	3,800				213,066
Stock Options	12/22/22	12/13/22								6,600	111.15	223,146
Restricted Stock Units	03/10/23	02/13/23							7,777			849,948
Renee J. Peterson
Annual Cash Incentive			154,469	386,173	772,346
Performance Shares	12/13/22	12/13/22				3,320	8,300	16,600				930,762
Stock Options	12/22/22	12/13/22								28,200	111.15	953,442
Joanna M. Totsky
Annual Cash Incentive			52,252	130,629	261,258
Restricted Stock Units	6/20/23	5/8/23							13,878			1,349,913
Amy E. Dahl
Annual Cash Incentive			136,235	340,588	681,176
Performance Shares	12/13/22	12/13/22				1,800	4,500	9,000				504,630
Stock Options	12/22/22	12/13/22								15,400	111.15	520,674
Gregory S. Janey
Annual Cash Incentive			94,934	237,335	474,670
Performance Shares	12/13/22	12/13/22				1,320	3,300	6,600				370,062
Stock Options	12/22/22	12/13/22								11,300	111.15	382,053
Restricted Stock Units	11/01/22	09/20/22							2,200			231,264
Richard W. Rodier
Annual Cash Incentive			85,266	213,166	426,332
Performance Shares	12/13/22	12/13/22				2,200	5,500	11,000				616,770
Stock Options	12/22/22	12/13/22								18,800	111.15	635,628

1.Amounts reported represent the range of payouts of annual cash incentive awards for fiscal 2023. Actual payout amounts for fiscal 2023 are included in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.
2.Amounts reported represent the range of performance share award payouts for the fiscal 2023 to fiscal 2025 performance period. Information regarding the performance share awards is set forth within the Compensation Discussion and Analysis under Long-Term Incentives—Performance Share Awards.
3.Amounts reported for Ms. Drake represents a restricted stock unit award granted to her in March 2023 in connection with her promotion to Vice President and Chief Financial Officer. Amount reported for Ms. Totsky represents a restricted stock unit award granted in June 2023 in connection with her hiring to help offset equity forfeited by departing her previous employer. Amount reported for Mr. Janey represents a restricted stock unit award granted in November 2022 in connection with his promotion to Group Vice President, Landscapes and Contractor.
4.Amounts reported represent stock options granted during fiscal 2023, which grant date was December 22, 2022. All of these options have a ten-year term and vest in three equal installments on each of the first, second and third year anniversaries of the grant date.
5.Amounts reported represent the exercise price of stock options granted during fiscal 2023, which equals the closing price of our common stock on December 22, 2022, of $111.15.
6.Amounts reported represent the grant date fair value of performance share awards at target granted for the fiscal 2023 to fiscal 2025 performance period and option awards for all NEOs, each as computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance share awards is based on the closing price of our common stock on December 13, 2022, the grant date, of $112.14. These amounts are also set forth in the Summary Compensation Table in the Stock Awards column. The grant date fair value of the option awards is based on a Black-Scholes model valuation of $33.81 per share for options granted on December 22, 2022. The grant date fair value of the restricted stock unit award granted to Ms. Drake is based on the closing price of our common stock on March 10, 2023, the grant date, of $109.29. The grant date fair value of the restricted stock unit award granted to Ms. Totsky is based on the closing price of our common stock on June 20, 2023, the grant date, of $97.27. The grant date fair value of the restricted stock unit award granted to Mr. Janey is based on the closing price of our common stock on November 1, 2022, the grant date, of $105.20. These amounts are also set forth in the Summary Compensation Table in the Stock Awards column. The specific assumptions used in the valuation of the options are included in footnote 4 to the Summary Compensation Table. The option amounts are also set forth in the Summary Compensation Table in the Option Awards column.

Outstanding Equity Awards at Fiscal Year-End for 2023
The following table summarizes all outstanding equity awards previously granted to our NEOs that were outstanding on October 31, 2023, the last day of fiscal 2023. Specifically, it reflects exercisable and unexercisable stock options, unvested restricted stock unit awards and unvested performance share awards.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[5] ($)
Richard M. Olson
Stock Options	20,000	0	31.3750	12/05/2024
	44,400	0	38.8200	12/04/2025
	119,400	0	56.5400	12/09/2026
	102,400	0	65.9300	12/08/2027
	137,100	0	58.5300	12/07/2028
	152,900	0	76.5300	12/19/2029
	89,534	44,767	93.3300	12/17/2030
	36,366	72,734	99.3400	12/16/2031
	0	109,200	111.1500	12/22/2032
F22-F24 Performance Shares							20,999	1,697,559
F23-F25 Performance Shares							16,371	1,323,432
Angela C. Drake
Stock Options	1,634	0	76.5300	12/19/2029
	5,000	2,500	93.3300	12/17/2030
	1,900	3,800	99.3400	12/16/2031
	0	6,600	111.1500	12/22/2032
Restricted Stock Units					7,859	635,322
F22-F24 Performance Shares							1,079	87,226
F23-F25 Performance Shares							969	78,334
Renee J. Peterson
Stock Options	24,200	0	56.5400	12/09/2026
	28,400	0	65.9300	12/08/2027
	33,400	0	58.5300	12/07/2028
	33,900	0	76.5300	12/19/2029
	22,400	11,200	93.3300	12/17/2030
	9,600	19,200	99.3400	12/16/2031
F22-F24 Performance Shares							3,089	249,715
Joanna M. Totsky
Restricted Stock Units					13,933	1,126,344

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have Not Vested[2] (#)	Market Value of Shares or Units of Stock that Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[5] ($)
Amy E. Dahl
Stock Options	2,230	0	31.3750	12/05/2024
	2,230	0	31.3750	12/05/2024
	17,200	0	38.8200	12/04/2025
	16,600	0	56.5400	12/09/2026
	13,200	0	65.9300	12/08/2027
	16,200	0	58.5300	12/07/2028
	20,800	0	76.5300	12/19/2029
	14,200	7,100	93.3300	12/17/2030
	5,633	11,267	99.3400	12/16/2031
	0	15,400	111.1500	12/22/2032
F22-F24 Performance Shares							3,237	261,679
F23-F25 Performance Shares							2,295	185,528
Gregory S. Janey
Stock Options	1,630	0	31.3750	12/05/2024
	1,630	0	31.3750	12/05/2024
	1,940	0	38.8200	12/04/2025
	1,940	0	38.8200	12/04/2025
	1,750	0	56.5400	12/09/2026
	1,750	0	56.5400	12/09/2026
	6,600	0	65.9300	12/08/2027
	8,100	0	58.5300	12/07/2028
	8,700	0	76.5300	12/19/2029
	6,000	3,000	93.3300	12/17/2030
	2,733	5,467	99.3400	12/16/2031
	0	11,300	111.1500	12/22/2032
Restricted Stock Units					2,229	180,192
F22-F24 Performance Shares							1,577	127,485
F23-F25 Performance Shares							1,683	136,054
Richard W. Rodier
Stock Options	5,800	0	38.8200	12/04/2025
	6,400	0	56.5400	12/09/2026
	6,600	0	65.9300	12/08/2027
	9,000	0	58.5300	12/07/2028
	18,200	0	76.5300	12/19/2029
	25,300	0	65.7700	05/19/2030
	19,733	9,867	93.3300	12/17/2030
	6,866	13,734	99.3400	12/16/2031
F22-F24 Performance Shares							1,881	152,060

1. Stock options have a ten-year term and vest in three equal installments on each of the first, second and third year anniversaries of the grant date. The vesting schedule for options unexercisable as of October 31, 2023 is as follows:

Name	Grant Date	12/16/23	12/17/23	12/22/23	12/16/24	12/22/24	12/22/25
Mr. Olson	12/17/20		44,767					12/17/30
	12/16/21	36,367			36,367			12/16/31
	12/22/22			36,400		36,400	36,400	12/22/32
Ms. Drake	12/17/20		2,500					12/17/30
	12/16/21	1,900			1,900			12/16/31
	12/22/22			2,200		2,200	2,200	12/22/32
Ms. Peterson	12/17/20		11,200					12/17/30
	12/16/21	9,600			9,600			12/16/31
Ms. Dahl	12/17/20		7,100					12/17/30
	12/16/21	5,633			5,634			12/16/31
	12/22/22			5,133		5,133	5,134	12/22/32
Mr. Janey	12/17/20		3,000					12/17/30
	12/16/21	2,733			2,734			12/16/31
	12/22/22			3,766		3,767	3,767	12/22/32
Mr. Rodier	12/17/20		9,867					12/17/30
	12/16/21	6,867			6,867			12/16/31
2.Amounts reported represent the number of unvested restricted stock units held by Ms. Drake and Ms. Totsky, including dividend equivalents earned on those restricted stock units. Ms. Drake's unvested restricted stock units were granted on March 10, 2023 and vest in three approximately equal installments on each anniversary of the grant date. Ms. Totsky's unvested restricted stock units were granted on June 20, 2023 and vest in three approximately equal installments on each anniversary of the grant date. Mr. Janey's unvested restricted stock units were granted on November 1, 2022 and vest in three approximately equal installments on each anniversary of the grant date.
3.Amounts reported represent the value of unvested restricted stock units based on the closing price of our common stock on October 31, 2023 of $80.84 per share.
4.Amounts reported represent the number of performance share awards that were in progress based on actual levels of performance for fiscal 2022 and fiscal 2023 and financial plan levels of performance for fiscal 2024 and fiscal 2025. The fiscal 2022 to fiscal 2024 performance share awards will vest solely based on the accomplishment of the performance goals established for the three-year performance period, which will end on October 31, 2024. The fiscal 2023 to fiscal 2025 performance share awards will vest solely based on the accomplishment of the performance goals established for the three-year performance period, which will end on October 31, 2025. Amounts for fiscal 2022 to fiscal 2024 for Ms. Peterson and Mr. Rodier have been pro-rated to reflect full fiscal months of employment completed during the 36-month award term. Amounts for fiscal 2023 to fiscal 2025 for Ms. Peterson and Mr. Rodier were fully forfeited as they did not work 12 months or more of the 36-month award term.
5.Amounts reported represent the value of performance share awards that were in progress based on the closing price of our common stock on October 31, 2023 of $80.84 per share.
Option Exercises and Stock Vested for Fiscal 2023
The following table summarizes all of the stock options exercised during fiscal 2023, restricted stock units vested during fiscal 2023 and performance share awards that were paid out or deferred by our NEOs for the fiscal 2021 to fiscal 2023 performance period.

	Option Awards[1]		Stock Awards[2]
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard M. Olson
Stock Option Exercises	12,000	955,838
F21-F23 Performance Share Award Payout			36,596	3,557,497
Angela C. Drake
Stock Option Exercises	N/A	N/A
F21-F23 Performance Share Award Payout			2,091	203,266
Restricted Stock Units			379	41,624
Renee J. Peterson
Stock Option Exercises	51,500	3,521,693
F21-F23 Performance Share Award Payout			8,132	790,512
Joanna M. Totsky
Stock Option Exercises	N/A	N/A
F21-F23 Performance Share Award Payout			N/A	N/A
Amy E. Dahl
Stock Option Exercises	4,460	385,357
F21-F23 Performance Share Award Payout			5,750	558,958
Gregory S. Janey
Stock Option Exercises	3,260	266,625
F21-F23 Performance Share Award Payout			2,483	241,372
Richard W. Rodier
Stock Option Exercises	6,000	464,438
F21-F23 Performance Share Award Payout			6,527	634,490
Restricted Stock Units			553	57,932

1.The number of shares acquired upon exercise reflects the gross number of shares acquired absent any netting for shares surrendered to pay the option exercise price and/or satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired on exercise multiplied by the market price of our common stock on the exercise date, less the per share exercise price.
2.The number of shares acquired upon vesting reflects the gross number of shares acquired absent any netting of shares surrendered to satisfy tax withholding requirements. The value realized on vesting for performance share awards represents the gross number of shares acquired multiplied by the closing price of our common stock on December 20, 2023 (the payout date for the fiscal 2021 to fiscal 2023 performance share awards) of $97.21. The value of vested restricted stock units realized for Ms. Drake represents the gross number of shares acquired multiplied by the closing price of our common stock on April 4, 2023 (the vesting and settlement date) of $109.74 The value of vested restricted stock units for Mr. Rodier represents the gross number of shares acquired multiplied by the closing price of our common stock on April 14, 2023 (the vesting and settlement date) of $104.76. Amounts are not reduced to reflect any elections by our NEOs to defer receipt of performance share award payouts. Under the Deferred Plan for Officers, Messrs. Olson and Janey and Ms. Dahl each deferred receipt of 100% of the fiscal 2021 to fiscal 2023 performance share award payouts. The material terms of the Deferred Plan for Officers are described under Nonqualified Deferred Compensation for Fiscal 2023 set forth below.
Nonqualified Deferred Compensation for Fiscal 2023
We maintain three nonqualified deferred compensation plans in which our NEOs are eligible to participate.
The Toro Company Deferred Compensation Plan. This plan allows a select group of management or highly compensated employees, including our executive officers, to defer on a pre-tax basis his or her calendar year base salary and/or fiscal year annual cash incentive payout to a date in the future. Participants can defer up to 50% of calendar year base salary and up to 100% of the fiscal year annual cash incentive award payout. Deferred amounts are credited to a participant's account and the participant may elect the deemed investment of such deferred amounts in an array of funds that are consistent with or comparable to funds provided in the Retirement Plan. Deferral elections are made on an annual basis, before the beginning of the new fiscal year. Participants must elect a distribution date that is at least two years later than the date the compensation otherwise would have been received. Participants elect the frequency of payments and the number of payments to receive at the time of distribution. Participants are always 100% vested in their accounts.
The Toro Company Deferred Compensation Plan for Officers. This plan allows key employees that receive performance share awards, including our executive officers, an opportunity to defer receipt of shares of our common stock paid out under such awards to a date in the future. Participants can defer up to 100% of the common stock payout. Each year, before the third fiscal year of the three-year performance period begins, participants are given the opportunity to elect to defer the receipt of those shares to some point in the future. Participants must elect a distribution date that is at least two years later than the date the shares would have been received. Participants elect the frequency of payment and the number of payments to receive at the time of distribution. Participants are always 100% vested in their deferred payout.
The Toro Company Supplemental Benefit Plan. This plan is maintained for the purpose of providing to a select group of management or highly compensated employees, including our executive officers, benefits in excess of the limitations on benefits and contributions imposed by Code Sections 401(a)(17) and 415. Our credits under this plan are made on a calendar year basis, usually in the first calendar quarter following the end of the prior calendar year. Amounts are credited to the Supplemental Benefit Plan for earnings above the compensation limit for all forms of employer contributions, which may include Company matching, investment savings and ESOP contribution amounts. For calendar year 2023, employer matching contributions and an investment savings contribution were made. Amounts credited are placed into a participant's account and the participant may elect the deemed investment of such deferred amounts in an array of funds that are consistent with or comparable to funds provided in the Retirement Plan. Participants elect the funds into which these contributions are allocated, as well as the frequency of payments and the number of payments to receive. Participants are always 100% vested in their accounts.

Nonqualified Deferred Compensation for Fiscal 2023 Table. The following table reflects any NEO contributions and Company contributions for fiscal 2023 to our nonqualified deferred compensation plans.

Name	Executive Contributions in Last FY1 ($)	Registrant Contributions in Last FY2 ($)	Aggregate Earnings in Last FY3 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE[4] ($)
Richard M. Olson
Deferred Plan	106,315	0	75,386	0	1,701,209
Deferred Plan for Officers	3,557,497	0	(2,955,460)	0	13,856,892
Supplemental Benefit Plan	0	132,056	52,742	0	1,336,424
Angela C. Drake
Deferred Plan	0	0	25,649		402,301
Deferred Plan for Officers	0	0	(22,454)		58,812
Supplemental Benefit Plan	0	28,392	2,805		90,471
Renee J. Peterson
Deferred Plan	188,008	0	137,423	0	4,036,087
Deferred Plan for Officers	0	0	(2,045,302)	0	7,127,615
Supplemental Benefit Plan	0	24,672	25,543	0	741,678
Joanna M. Totsky
Deferred Plan	0	0	0	0	0
Deferred Plan for Officers	0	0	0	0	0
Supplemental Benefit Plan	0	0	0	0	0
Amy E. Dahl
Deferred Plan	206,537	0	66,581	0	1,318,985
Deferred Plan for Officers	558,957	0	(262,249)	0	1,393,115
Supplemental Benefit Plan	0	34,859	1,736	0	293,620
Gregory S. Janey
Deferred Plan	20,300	0	12,808	0	328,716
Deferred Plan for Officers	241,372	0	(71,704.00)	0	458,182
Supplemental Benefit Plan	0	18,963	4,834	0	96,618
Richard W. Rodier
Deferred Plan	41,769	0	92,277	0	2,244,840
Deferred Plan for Officers	0	0	(144,343)	0	503,016
Supplemental Benefit Plan	0	8,545	12,422	(328,132)	8,545

1.Executive contributions of base salary and annual cash incentive award payouts are included in the Salary column and the Non-Equity Incentive Plan Compensation column, respectively, of the Summary Compensation Table. Executive contributions of the fiscal 2021 to fiscal 2023 performance share award payouts are included in the Value Realized on Vesting column of the Option Exercises and Stock Vested for Fiscal 2023 table, but are not included in the Summary Compensation Table as that table reflects the grant of the fiscal 2023 to fiscal 2025 performance share awards at target value. Our NEOs deferred the following components of compensation during fiscal 2023:

Name	Deferrals	Amount ($)
Mr. Olson	25% of the fiscal 2023 annual cash incentive award	106,314
	100% of the fiscal 2021 to 2023 performance share award	3,557,497
Ms. Peterson	32% of base salary from November 2022 through December 2022	29,785
	32% of base salary from January 2023 through October 2023	124,684
	30% of the fiscal 2023 annual cash incentive award	33,539
Ms. Dahl	20% of base salary from November 2022 through December 2022	15,692
	20% of base salary from January 2023 through October 2023	89,103
	75% of the fiscal 2023 annual cash incentive award	101,742
	100% of the fiscal 2021 to 2023 performance share award	558,958
Mr. Janey	25% of the fiscal 2023 annual cash incentive award	20,300
	100% of the fiscal 2021 to 2023 performance share award	241,372
Mr. Rodier	50% of base pay from November 2022 through December 2022	41,769

2.Amounts reported represent Company contributions to the Supplemental Benefit Plan in fiscal 2023. These amounts are included in the All Other Compensation column of the Summary Compensation Table and the related footnote.
3.Aggregate earnings comprise interest, dividends, capital gains and appreciation/depreciation of investment results during the fiscal year based on each NEO's selected fund allocation. None of these amounts are included in the Summary Compensation Table because earnings were not preferential or above-market. The funds listed below are consistent with or comparable to those funds provided in our Retirement Plan and do not include any preferential or above-market interest. The rates for fiscal 2023 are provided in the following table:

Fund Name	Change from Fiscal 2022
American Funds Europacific Growth Fund R6	10.43%
Artisan Mid Cap Investor Fund	1.31%
Fidelity Treasury Only Money Market Fund	4.36%
Fidelity US Bond Index	0.34%
Goldman Sachs Small Cap Value Institutional Fund	(9.31)%
JPMorgan Mid Cap Value I Fund	(3.68)%
PGIM Total Return Bond R6	2.39%
PIMCO International Bond Fund (Unhedged)	3.90%
T. Rowe Price International Discovery Fund	5.14%
The Toro Company	(22.26)%
Vanguard Explorer Fund Admiral Shares	(2.24)%
Vanguard Institutional Index Fund Institutional Shares	10.10%
Vanguard Mid Cap Index Fund Admiral Shares	(1.14)%
Vanguard Small Cap Index Fund Admiral Shares	(3.58)%
Vanguard Target Retirement 2020 Fund	5.01%
Vanguard Target Retirement 2025 Fund	6.00%
Vanguard Target Retirement 2030 Fund	6.62%
Vanguard Target Retirement 2035 Fund	7.31%
Vanguard Target Retirement 2040 Fund	8.07%
Vanguard Target Retirement 2045 Fund	8.81%
Vanguard Target Retirement 2050 Fund	9.15%
Vanguard Target Retirement 2055 Fund	9.14%
Vanguard Target Retirement 2060 Fund	9.16%
Vanguard Target Retirement 2065 Fund	9.15%
Vanguard Target Retirement Income Fund	3.83%

4.Amounts reported represent the total balance at October 31, 2023, the last day of fiscal 2023, plus any NEO's or Company contributions for fiscal 2023 that were paid, or expected to be paid, after October 31, 2023. Includes the following amounts reported in the Summary Compensation Table in the Base Salary or Non-Equity Incentive Plan Compensation column for fiscal years 2021 and 2022:

Name	Amount ($)
Mr. Olson	733,439
Ms. Drake	0
Ms. Peterson	897,981
Ms. Totsky	0
Ms. Dahl	928,651
Mr. Janey	0
Mr. Rodier	1,394,211
Includes the following amounts reported in the "Summary Compensation Table" in the "All Other Compensation" column for fiscal years 2021 and 2022.

Name	Amount ($)
Mr. Olson	437,213
Ms. Drake	0
Ms. Peterson	156,963
Ms. Totsky	0
Ms. Dahl	75,920
Mr. Janey	0
Mr. Rodier	81,795

Pay Versus Performance (PvP)
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed fiscal years. In determining the “Compensation Actually Paid” (CAP) for PvP purposes to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.
Due to the valuation component of CAP, the dollar amounts do not reflect the actual amounts of compensation earned or paid during the year. The PvP table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the fiscal years 2021, 2022 and 2023. For our NEOs other than our principal executive officer (PEO), compensation is reported as an average.
For purposes of the tables below, the principal executive officer (PEO) and non-PEO named executive officers for fiscal 2021, 2022 and 2023 are the following:

Year	PEO	Non-PEO NEOs
2023	Richard M. Olson	Angela C. Drake, Renee J. Peterson, Amy E. Dahl, Joanna M. Totsky and Richard W. Rodier
2022	Richard M. Olson	Renee J. Peterson, Kevin N. Carpenter, Richard W. Rodier and Amy E. Dahl
2021	Richard. M. Olson	Renee J. Peterson, Richard W. Rodier, Amy E. Dahl and Bradley A. Hamilton

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)[1]	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)[1]	Value of Initial Fixed $100 Investment Based On:		Net Income($)[4]	Adjusted Diluted EPS($)[5]
					Total Shareholder Return ($)[2]	Peer Group Total Shareholder Return ($)[3]
2023	9,025,811	547,678	1,905,612	485,389	102	125	329.7	4.21
2022	7,311,953	10,442,137	2,316,841	2,831,673	132	115	443.3	4.16
2021	8,629,851	14,493,119	2,244,282	3,334,008	118	132	409.9	3.62

1.The dollar amounts reported in this column represent the amount of "compensation actually paid" as computed in accordance with Item 402(v) of Regulation S-K. Details on these amounts can be found in the PEO Compensation and Average Non-PEO NEO Compensation information on the following pages. The dollars amounts do not reflect the actual amount of compensation earned by or paid to our PEO or NEOs during the applicable fiscal year.
2.Total Shareholder Return (TSR) assumes $100 is invested as of October 31, 2020. TSR represents cumulative return over the applicable period and is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period.
3.The Peer Group TSR used for this calculation is based on the S&P 500 Industrial Machinery Index, which we also use for purposes of our stock performance graph in our most recent annual report on Form 10-K for the fiscal year ended October 31, 2023. The peer group TSR is calculated using the same methodology as describe in footnote 2 above, with the returns of each component company of this group weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated.
4.Amounts reported represent the amount of net earnings reflected in our audited consolidated financial statements for the applicable fiscal year, as reported in our annual report on Form 10-K for the such fiscal year.
5.Amounts reports represent the amount of adjusted diluted EPS, which is a non-GAAP financial measure that is calculated by taking adjusted net Earnings and dividing by diluted shares outstanding. While we use several financial performance measures for purposes of evaluating performance for our compensation programs, we have determined that the adjusted diluted EPS is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) that we use to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance. Note that adjusted diluted EPS for fiscal 2022 as used as a financial performance measure to link compensation actually paid to our NEOs is different than adjusted diluted EPS as presented in our earnings release since the adjusted diluted EPS used as a financial performance measure to link compensation actually paid to our NEOs reflects an adjustment of $(.04) based on defined acquisition-related adjustment events at the beginning of the fiscal year and approved by the Compensation & HR Committee.
PEO Compensation. To determine the amounts in column (c) in the PvP table, the following adjustments were made to the PEO's total compensation as reported in the Summary Compensation Table, in accordance with Item 402(v) of Regulation S-K.

Year	SCT Total for PEO ($)	SCT Reported Equity Award Value for PEO ($)	Equity Award Adjustments for PEO ($)[1]	Change in the Actuarial Present Value of Pension Benefits for PEO ($)	Pension Benefit Adjustments for PEO ($)	Compensation Actually Paid to PEO ($)
2023	9,025,811	(7,291,746)	(1,186,387)	0	0	547,678
2022	7,311,953	(4,996,891)	8,127,075	0	0	10,442,137
2021	8,629,851	(5,187,602)	11,050,870	0	0	14,493,119
1.Represents the year-over-year change in the fair value of equity awards provided to the PEO as summarized below.

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	2,824,764	(2,977,151)	0	(1,034,000)	0	0	(1,186,387)
2022	6,061,704	2,062,723	0	2,648	0	0	8,127,075
2021	6,964,945	2,408,829	0	1,677,096	0	0	11,050,870
In the table above, the equity values are computed in accordance with the methodologies used for financial reporting purposes, reflecting updated economic assumptions as of the valuation dates.
Average Non-PEO NEO Compensation. To determine the amounts in column (e) in the PvP table, the following adjustments were made to the Non-PEO NEO’s average total compensation as reported in the Summary Compensation Table, in accordance with Item 402(v) of Regulation S-K.

Year	SCT Total for Non-PEO NEOs ($)	SCT Reported Equity Award Value for Non-PEO NEOs ($)	Equity Award Adjustments for Non-PEO NEOs ($)[1]	Change in the Actuarial Present Value of Pension Benefits for Non-PEO NEOs($)	Pension Benefit Adjustments for Non PEO-NEOs($)	Compensation Actually Paid to Non-PEO NEOs($)
2023	1,905,612	(1,297,243)	(122,980)	0	0	485,389
2022	2,316,841	(1,315,478)	1,831,583	0	0	2,831,673
2021	2,244,282	(1,020,368)	2,110,094	0	0	3,334,008
1.Represents the average of the year-over-year change in the fair value of equity awards to our Non-PEO NEOs as summarized below:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	466,643	(327,514)	0	(120,273)	(144,551)	2,716	(122,980)
2022	1,533,967	329,900	0	(38,169)	0	5,885	1,831,583
2021	1,369,547	434,551	0	304,589	0	1,407	2,110,094

In the table above, the equity values are computed in accordance with the methodologies used for financial reporting purposes, reflecting updated economic assumptions as of the valuation dates.
Company-Selected Measure and Other Financial Performance Measures. The following financial performance measures are used to link NEO CAP to company performance during the most recently completed fiscal year.

Performance Measures
Adjusted Diluted EPS
Revenue and Revenue Growth
Working Capital as a Percent of Sales
Net Income Plus After-Tax Interest
Relationship of Compensation Actually Paid and Performance Measures. The following charts describe the relationship of CAP to the performance measures listed in the PvP Table above. Generally, CAP has low correlation with the financial measures for the years shown in the charts below. We place significant emphasis on equity compensation and at least two-thirds of our executive compensation is tied to TTC performance and the market value of our common stock. Due to the sensitivity of CAP to stock price changes, the timing of the grants and the changes in stock price thereafter significantly influence the Compensation Actually Paid each year, as determined under Item 402(v) of Regulation S-K.
CAP vs. TTC 3-year Cumulative TSR vs. Peer 3-year Cumulative TSR

Compensation Actually Paid (CAP) vs. Net Income

CAP vs. Net Income
Compensation Actually Paid
In $000's
Net Income
In Millions
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$500
$450
$400
$350
$300
$14,493
$3,334
$10,442
$2,833
$548
$485
$410
$443
$330
2021
2022
2023
PEO
Non-PEO NEOs
Net Income

Compensation Actually Paid (CAP) vs. Adjusted Diluted EPS

CAP vs. CSM (Adjusted Diluted EPS)
Compensation Actually Paid In $000's
Adjusted Diluted EPS
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$8
$7
$6
$5
$4
$3
$2
$1
$0
$14,493
$3,334
$10,442
$2,833
$548
$485
$3.62
$4.16
$4.21
2021
2022
2023
PEO
Non-PEO NEOs
CSM

Potential Payments Upon Termination or Change In Control
Overview. The following discussion describes the payments and benefits to which our NEOs are entitled in various termination of employment and change in control situations. The intent of this discussion is to describe those payments and benefits for which the amount, vesting or time of payment is altered by the termination of employment or change in control situation. Therefore, this discussion does not describe all payments and benefits an NEO may receive following a termination or change in control, such as the following accrued, vested or non-forfeitable compensation and benefits:
•Payment of individual contributions to our Deferred Plan and Deferred Plan for Officers in accordance with prior distribution elections, as described under “Nonqualified Deferred Compensation for Fiscal 2023”;
•Payment of Company contributions on behalf of the NEO under our Supplemental Benefit Plan, as described under “Nonqualified Deferred Compensation for Fiscal 2023”;
•Payment of individual contributions and vested Company investment fund contributions on behalf of the NEO under our Retirement Plan, as described under “Health, Welfare and Retirement Benefits and All Other Compensation—Retirement Benefits”;
•Payment of annual cash incentive awards if employed on the last day of the fiscal year and if threshold levels are met and at the percentage of the target achieved, as described under “Annual Cash Incentives”;
•Payout for performance share awards if employed on the last day of the performance period and if threshold levels are met and at the percentage of the target achieved, as described under “Long-Term Incentives—Performance Share Awards”;
•Exercise of stock options that had vested prior to the date of termination; and
•Payouts under, and continuation of, health and welfare benefits under plans generally applicable to our U.S.-based office salaried employees.
None of our executive officers have any employment or severance agreements or arrangements other than as provided for in our CIC policy and other than certain change in control provisions in our equity plans. Accordingly, our NEOs do not have the right to cash severance or additional benefits in connection with a termination of employment except in connection with a change in control of our Company, as described under "Potential Payments Upon Termination or Change in Control—Change in Control". Each of our executive officers is a party to our standard confidentiality, invention and non-compete agreement.
Voluntary Resignation and Retirement. In the event of an NEO's voluntary resignation or retirement, we would not be obligated to pay or provide any additional payments or benefits, unless the NEO meets the criteria for "retirement" in connection with his or her voluntary resignation. For purposes of our compensation arrangements, "retirement" generally means the voluntary termination of employment at or after the age of 55 and with a number of years of service that, when added together with the NEO's age, equals at least 65.
If an NEO meets the criteria for "retirement" in connection with his or her voluntary resignation, the NEO generally would be entitled to or, in the case of annual cash incentive awards and performance share awards, may receive upon approval by the Compensation & Human Resources Committee, the following additional payments and benefits:
•Extended vesting and exercise period of four additional years (or the remaining term of the option, whichever is shorter) after the retirement date for all outstanding stock options held on the retirement date;
•Extended perquisites consisting of reimbursement for amounts incurred for: (i) one additional year of financial planning expenses; (ii) one additional executive physical; (iii) twelve additional months, or through the end of the lease term, whichever is shorter, of lease payments for a Company-leased automobile; and (iv) certain Company products for personal use at no cost for five years following the NEO’s retirement; provided, however, that the NEO is responsible for payment of applicable taxes attributed to the value of such products;
•Prorated payment of an outstanding annual cash incentive award if the NEO retires prior to the date payment is made in settlement of the annual cash incentive award, which is typically in early December, but only (i) if threshold levels are met and at the percentage of the target achieved; and (ii) in an amount that is proportionate to the portion of the fiscal year performance period that was completed as of the retirement date; and
•Prorated payment of outstanding performance share awards if the NEO retires after completion of at least one fiscal year of our current three-fiscal year performance period, but only (i) if threshold levels are met and at the percentage of the target achieved and (ii) in an amount that is proportionate to the portion of the performance period based on the number of months or years that the NEO was employed or performed services during the performance period as of the NEO’s retirement date.
Any such payment for any prorated annual cash incentive or performance share awards would be made at the same time payments are made to our other executive officers after the certification of performance achieved by the Compensation & Human Resources Committee at the meeting following the completion of the applicable performance period.
Disability or Death. In the event of a termination as the result of the disability or death of an NEO, the NEO, or his or her beneficiary, would be entitled to or, in the case of annual cash incentive awards and performance share awards, may receive upon approval by the Compensation & Human Resources Committee, the following additional payments and benefits:
•Immediate vesting of all outstanding stock options held as of the termination date and stock options may be exercised for a period of up to one year (or the remaining term of the option, whichever is shorter) after the termination date;
•Prorated payment of an outstanding annual cash incentive award if the termination of the NEO is prior to the date payment is made in settlement of the annual cash incentive award, but only (i) if threshold levels are met and at the percentage of the target achieved; and (ii) in an amount that is proportionate to the portion of the fiscal year performance period that was completed as of the termination date; and
•Prorated payment of outstanding performance share awards if the NEO was employed for at least one fiscal year of our current three-fiscal year performance period, but only (i) if threshold levels are met and at the percentage of the target achieved and (ii) in an amount that is proportionate to the portion of the performance period based on the number of months or years that the NEO was employed or performed services during the performance period as of the NEO’s termination date.
Any such payment for any prorated annual cash incentive or performance share awards would be made at the same time payments are made to our other executive officers after the certification of performance achieved by the Compensation & Human Resources Committee at the meeting following the completion of the applicable performance period.
Involuntary Termination by TTC. Since our NEOs do not have employment or severance agreements or arrangements other than as provided for in our CIC policy, we would not be obligated to provide any additional payments or benefits to our NEOs in the event of an involuntary termination of employment by us. Any negotiated separation arrangement typically requires that the NEO sign a release and waiver of claims and comply with confidentiality and non-compete restrictions.
Termination by TTC for Cause. In the event of a termination of an NEO's employment by us for cause, we would not be obligated to provide any additional payments or benefits to the executive. In addition, we may have certain clawback rights, as described below under "Clawback Provisions."
Change in Control. We have a CIC policy generally applicable to our executive officers. Our CIC policy incorporates a "double trigger" mechanism and provides for a cash severance payment and certain other benefits if within three years after a change in control the NEO's employment is terminated by us without just cause or the NEO terminates his or her employment for good reason, or if such termination occurs at the request of a third party who had taken steps reasonably calculated to effect the change in control. The payments and benefits the NEO would be entitled to receive include:
•a lump sum cash severance payment equal to two times (or three times for the CEO) the sum of the NEO’s then current annual base salary and target annual cash incentive award;
•a lump sum cash payment in an amount equal to the NEO’s pro-rated target annual cash incentive award for the fiscal year in which the termination date occurs, reduced by any amounts paid under the terms of the applicable equity compensation policy for the same period of time;
•eligibility for continuation coverage under our medical, dental and other group health plans for a period of three years following the termination date and reimbursement for any costs incurred in securing such continuation coverage that are in excess of costs that would have been incurred by the NEO immediately prior to his or her termination date to obtain such coverage; and
•two years of outplacement services.
Our CIC policy does not provide a "gross-up" for 280G excise tax and, as a condition to the payment of any severance payment, the NEO must execute a release of claims against us. If a change in control, as generally defined below, has not occurred, our Board may terminate our CIC policy after two years' advance notice of such termination.

In addition to our CIC policy, our 2022 Plan provides that if we experience a change in control, as generally defined below, and if outstanding awards are continued, assumed, or substituted, whether or not there is a qualifying termination of employment:
•all stock options immediately vest, become exercisable in full and remain exercisable for their remaining term following the change in control;
•all outstanding annual cash incentive awards for performance periods in progress at the time of the change in control immediately vest and become immediately payable in cash based on the greater of (i) achievement at target, or (ii) actual achievement through the date of the change in control;
•all outstanding performance share awards for performance periods in progress at the time of the change in control immediately vest and become payable in shares of our common stock, at the greater of (i) target, or (ii) actual achievement of performance goals through the date of the change in control; and
•all outstanding shares of restricted stock and restricted stock unit awards with vesting based solely on the participant’s continued service immediately vest and become non-forfeitable or issuable, as the case may be, and shall be settled in cash or shares of our common stock.
If outstanding equity based awards are not continued, assumed or substituted:
•all stock options immediately vest and become exercisable and the Compensation & Human Resources Committee shall (i) give the participant a reasonable opportunity to exercise the option prior to the change in control, and (ii) pay the participant in cash for each unexercised option, the excess, if any, between the option exercise price and the per share consideration payable to shareholders, provided the participant shall receive payment of the fair market value of any contingent or delayed consideration on the basis of the Committee’s good faith estimate of the present value of the probable future value of such consideration;
•all restricted stock awards and restricted stock unit awards with vesting based solely on the participant’s continued service will immediately vest and be settled in cash or shares of our common stock, provided, if payment is to be made in shares of our common stock, the participant will receive the excess, if any, between the consideration received by shareholders of our Company for shares of our Company in connection with the change in control and the purchase price, if any, of the restricted stock or restricted stock unit award, multiplied by the number of shares subject to such award; and
•all outstanding performance share awards for performance periods in progress at the time of the change in control will immediately vest and become payable in shares of our common stock, at the greater of (i) target, or (ii) actual achievement of performance goals through the date of the change in control, provided, for the payment to be made in shares of our common stock, the participant will receive the consideration received by shareholders of our Company for shares of our Company in connection with the change in control.
Our prior 2010 Plan provides that if we experience a change in control, as generally defined below, whether or not there is a qualifying termination of employment:
•all stock options immediately vest, become exercisable in full and remain exercisable for their remaining term following the change in control;
•all outstanding annual cash incentive awards for performance periods in progress at the time of the change in control immediately vest and become immediately payable at target in cash;
•all outstanding performance share awards for performance periods in progress at the time of the change in control immediately vest and become payable at maximum levels of performance in shares of our common stock, provided, however, that the CIC policy provides that for executive officers covered by the CIC policy, any such performance share awards are payable at target (not in full or at maximum); and
•all outstanding shares of restricted stock and restricted stock unit awards immediately vest and become non-forfeitable or issuable, as the case may be.
Alternatively, the Compensation & Human Resources Committee may elect to terminate such options, restricted stock awards, restricted stock unit awards or performance share awards in exchange for a cash payment for each option, restricted stock, restricted stock unit or performance share award in an amount equal to the excess, if any, between the consideration received by shareholders of our Company for shares of our Company in connection with the change in control and the exercise or purchase price, if any, of the option, restricted stock, restricted stock unit award or performance share award, multiplied by the number of shares subject to such option or award.
Neither our 2022 Plan nor our 2010 Plan provides a "gross-up" for 280G excise tax, but does provide for a reduction of payments if such payments would result in lower higher after-tax income taking into consideration the 280G excise tax.

For purposes of our CIC policy, 2022 Plan and 2010 Plan, and subject to limited exceptions, a "change in control" occurs if:
•another person becomes the beneficial owner of 20% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock;
•a majority of our Board becomes comprised of persons other than those for whom election proxies have been solicited by our Board;
•the completion of certain business combinations, including a reorganization, merger, consolidation, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our Company or the resulting company after the business combination; or
•our shareholders approve a complete liquidation or dissolution of our Company.
Additionally, under our nonqualified deferred compensation and retirement plans, upon the occurrence of a change in control, we must transfer cash or property to a "rabbi" trust for the benefit of plan participants in an amount sufficient to cause the trust to be funded at a level equal to the present value of all accumulated or accrued benefits then payable to or on behalf of plan participants.
Potential Payments Upon Termination or Change In Control. The following table quantifies the payments and benefits for which the amount, vesting or time of payment is altered by each of the foregoing termination of employment or change in control situations. For purposes of quantifying payments and benefits, amounts are calculated (i) for each NEO as if the termination or change in control occurred on October 31, 2023, the last day of our 2023 fiscal year; and (ii) using a per share value of $80.84, which represents the closing price of our common stock, on October 31, 2023. Material assumptions used in calculating the estimated payments and benefits are described in footnotes to the table.

							Change in Control
Name/Payment Type	Voluntary Resignation / Retirement(1) ($)		Disability or Death ($)		Involuntary Termination by TTC ($)	Termination by TTC for Cause ($)	No Termination Event ($)		Termination Without Cause by TTC or by Executive for Good Reason ($)
Richard M. Olson
Cash Severance Payment[2]	0		0		0	0	0		7,900,500
Unvested & Accelerated Stock Options[3]	0		0		0	0	0		0
Performance Share Award Payouts	1,572,823	(4)	1,572,823	(4)	0	0	2,228,435	(5)	2,228,435	(5)
Welfare Plan Benefits[6]	0		0		0	0	0		67,515
Outplacement Services[7]	0		0		0	0	0		30,000
Perquisites[8]	29,729		0		0	0	0		0
Total	1,602,552		1,572,823		0	0	2,228,435		10,226,450
Angela C. Drake
Cash Severance Payment[2]	0		0		0	0	0		2,796,750
Unvested & Accelerated Stock Options[3]	0		0		0	0	0		0
Unvested & Accelerated Restricted Stock Units[9]	0		0		0	0	635,322		635,322	(9)
Performance Share Award Payouts	84,235	(4)	84,235	(4)	0	0	121,179	(5)	121,179
Welfare Plan Benefits[6]	0		0		0	0	0		65,220
Outplacement Services[7]	0		0		0	0	0		30,000
Perquisites[8]	29,481		0		0	0	0		0
Total	113,716		84,235		0	0	756,501		3,648,471
Renee J. Peterson
Cash Severance Payment[2]	0		N/A		N/A	N/A	N/A		N/A
Unvested & Accelerated Stock Options[3]	0		N/A		N/A	N/A	N/A		N/A
Performance Share Award Payouts	166,450	(4)	N/A	(4)	N/A	N/A	N/A	(5)	N/A	(5)
Welfare Plan Benefits[6]	0		N/A		N/A	N/A	N/A		N/A
Outplacement Services[7]	0		N/A		N/A	N/A	N/A		N/A
Perquisites[8]	34,222		N/A		N/A	N/A	N/A		N/A
Total	200,672		N/A		N/A	N/A	N/A		N/A

							Change in Control
Name/Payment Type	Voluntary Resignation / Retirement(1) ($)		Disability or Death ($)		Involuntary Termination by TTC ($)	Termination by TTC for Cause ($)	No Termination Event ($)		Termination Without Cause by TTC or by Executive for Good Reason ($)
Joanna M. Totsky
Cash Severance Payment[2]	0		0		0	0	0		1,815,000
Unvested & Accelerated Stock Options[3]	0		N/A		0	0	N/A		N/A
Unvested & Accelerated Restricted Stock Units[9]	0		0		0	0	1,126,344		1,126,344	(9)
Performance Share Award Payouts	N/A	(4)	N/A	(4)	0	0	N/A	(5)	N/A
Welfare Plan Benefits[6]	0		0		0	0	0		41,352
Outplacement Services[7]	0		0		0	0	0		30,000
Perquisites[8]	14,000		0		0	0	0		0
Total	14,000		0		0	0	1,126,344		3,012,696
Amy E. Dahl
Cash Severance Payment[2]	0		0		0	0	0		1,752,300
Unvested & Accelerated Stock Options[3]	0		0		0	0	0		0
Performance Share Award Payouts	236,295	(4)	236,295	(4)	0	0	331,444	(5)	331,444	(5)
Welfare Plan Benefits[6]	0		0		0	0	0		20,946
Outplacement Services[7]	0		0		0	0	0		30,000
Perquisites(8)	40,541		0		0	0	0		0
Total	276,836		236,295		0	0	331,444		2,134,690
Gregory S. Janey
Cash Severance Payment[2]	0		0		0	0	0		1,435,500
Unvested & Accelerated Stock Options[3]	0		0		0	0	0		0
Unvested & Accelerated Restricted Stock Units[9]	0		0		0	0	180,192		180,192	(9)
Performance Share Award Payouts	130,314	(4)	130,314	(4)	0	0	191,267	(5)	191,267	(5)
Welfare Plan Benefits[6]	0		0		0	0	0		65,436
Outplacement Services[7]	0		0		0	0	0		30,000
Perquisites[8]	31,924		0		0	0	0		0
Total	162,238		130,314		0	0	371,459		1,902,395
Richard W. Rodier
Cash Severance Payment[2]	N/A		N/A		N/A	N/A	N/A		N/A
Unvested & Accelerated Stock Options[3]	0		N/A		N/A	N/A	N/A		N/A
Unvested & Accelerated Restricted Stock Units[9]	57,932		N/A		N/A	N/A	N/A		N/A	(9)
Performance Share Award Payouts	101,373	(4)	N/A	(4)	N/A	N/A	N/A	(5)	N/A	(5)
Welfare Plan Benefits[6]	0		N/A		N/A	N/A	N/A		N/A
Outplacement Services[7]	0		N/A		N/A	N/A	N/A		N/A
Perquisites[8]	36,643		N/A		N/A	N/A	N/A		N/A
Total	195,948		N/A		N/A	N/A	N/A		N/A

1.Each of Messrs. Olson and Rodier and Ms. Peterson met the retirement criteria on October 31, 2023.
2.Amount reported represents two times (three times for Mr. Olson since he was CEO on October 31, 2023) the sum of the NEO's (a) then current annual base salary and (b) then target annual cash incentive award for fiscal 2023.
3.Amount reported represents the value of the automatic acceleration of vesting of unvested stock options. All amounts are based on the difference between: (a) the market price of our common stock underlying the unvested stock options as of October 31, 2022, and (b) the exercise price of the stock options. Because Mr. Olson met the retirement criteria on October 31, 2022, upon such event any unvested stock options held would continue to vest for four additional years, but such extended vesting is not quantified in the above table, Voluntary Resignation / Retirement column.

4.Amount reported represents the value of the future payout of two-thirds of the NEO's fiscal 2022 to fiscal 2024 performance share awards (based on two years of the three-year performance period completed as of October 31, 2023) and one-third of the NEO's fiscal 2023 to fiscal 2025 performance share awards (based on one year of the three-year performance period completed as of October 31, 2023), assuming that the Compensation & Human Resources Committee approves the payout at financial plan levels of performance for fiscal 2024 and fiscal 2025 and the market price of our common stock on October 31, 2023.
5.Amount reported represents the value of the immediate payout of two-thirds of the NEO's fiscal 2022 to fiscal 2024 (based on two years of the performance period completed as of October 31, 2023) and one-third of the NEO's fiscal 2023 to fiscal 2025 performance share awards (based on one year of the three-year performance period completed as of October 31, 2023), assuming target levels of performance and the market price of our common stock on October 31, 2023.
6.Amount reported represents the estimated value of the welfare plan benefits for a three-year period based on our premium levels in effect on October 31, 2023.
7.Amount reported is based on the assumption that we would incur a $30,000 one-time cost for outplacement services to be provided for the two-year period.
8.Amount reported represents the value of (a) one additional year of financial planning services, (b) one additional executive physical, and (c) twelve additional months of automobile lease payments.
9.Amount reported represents the value of the automatic acceleration of the vesting of unvested restricted stock units and is based on the number of shares of common stock underlying the unvested restricted stock units multiplied by the market price of our common stock on October 31, 2023.
Pay Ratio Disclosure
In accordance with Item 402(u) of Regulation S-K, passed as part of the Dodd-Frank Act, we calculated the ratio of annual total compensation of Mr. Olson relative to the annual total compensation of our median employee.
To determine the median employee, we identified that, as of October 31, 2023, our total employee population was 10,706, which included employees from all our subsidiaries. We identified our median employee from this population (excluding Mr. Olson) by using base salary as our consistently applied compensation measure.
We calculated the annual total compensation of our median employee for fiscal 2023 using the same methodology that we used to calculate the annual total compensation of our NEOs, including Mr. Olson, for fiscal 2023, as set forth in the Summary Compensation Table. Mr. Olson's annual total compensation for fiscal 2023, as set forth in the Summary Compensation Table, was $9,025,811. Annual total compensation for our median employee for fiscal 2023 was $75,286. The ratio of annual total compensation of Mr. Olson to the annual total compensation of our median employee for fiscal 2023 is 120:1.
We believe the pay ratio presented above is a reasonable estimate calculated in a manner consistent with applicable SEC rules. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
Compensation & Human Resources Committee Interlocks and Insider Participation
No member of the Compensation & Human Resources Committee was an officer or employee of TTC during fiscal year 2023 or in any prior year, and no member of the Compensation & Human Resources Committee had a relationship that would require disclosure under Item 404(a) of Regulation S-K. There were no compensation committee interlocks as described in Item 407(e)(4) of Regulation S-K during fiscal 2023 or in any prior year.

STOCK OWNERSHIP
Significant Beneficial Owners
The following table sets forth information known to us as of January 22, 2024, as to entities that have reported to the SEC or have otherwise advised us that they are a beneficial owner, as defined by the SEC's rules and regulations, of more than five percent of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class[1]
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	10,388,109[2]	10.00%
Common Stock	BlackRock, Inc. 55 East 52nd St. New York, NY 10055	10,392,066[3]	10.00%
Common Stock	Select Equity Group, L.P. 380 Lafayette St. New York, NY 10003	5,707,710[4]	5.50%

1.Percent of class is based on 104,397,901 shares outstanding as of January 22, 2024.
2.Based solely on information contained in the most recently filed Schedule 13F of The Vanguard Group, Inc., an investment adviser, filed with the SEC on November 14, 2023, reflecting beneficial ownership as of September 30, 2023, with sole investment discretion but no voting authority with respect to 10,248,749 shares, shared investment discretion and shared voting authority with respect to 56,761 shares, and shared investment discretion but no voting authority with respect to 82,599 shares. The Vanguard Group, Inc. does not have sole voting authority over any of the shares.
3.Based solely on information contained in the most recently filed Schedule 13G/A of BlackRock, Inc., a parent holding company, filed with the SEC on January 24, 2024, reflecting beneficial ownership as of December 31, 2023, with sole investment discretion with respect to all such shares, shared investment discretion with respect to 0 shares, sole voting authority with respect to 9,892,953 shares, and no voting authority with respect to 499,113 shares. BlackRock, Inc. does not have shared voting authority over any of the shares.
4.Based solely on information contained in the most recently filed Schedule 13F of Select Equity Group, L.P., an investment adviser and parent holding company, filed with the SEC on November 14, 2023, reflecting beneficial ownership as of September 30, 2023, with sole investment discretion with respect to all such shares, sole voting authority with respect to 5,534,192 shares and no voting authority with respect to 173,518 shares.

Directors and Executive Officers
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 22, 2024, by (i) each of our current non-employee directors, (ii) our current and former executive officers named in the "Summary Compensation Table," and (iii) all current non-employee directors and executive officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership 1 2 3 4	Percent of Class[5]
	Non-Employee Directors:
Common Stock	Janet K. Cooper	95,436	*
Common Stock	Dianne C. Craig	0	*
Common Stock	Gary L. Ellis	69,484	*
Common Stock	Eric P. Hansotia	2,438	*
Common Stock	Jeffrey L. Harmening	15,913	*
Common Stock	D. Christian Koch	32,820	*
Common Stock	Joyce A. Mullen	13,325	*
Common Stock	James C. O'Rourke	41,134	*
Common Stock	Jill M. Pemberton	3,752	*
	Named Executive Officers:
Common Stock	Richard M. Olson	1,019,351	*
Common Stock	Angela C. Drake	20,624	*
Common Stock	Renee J. Peterson[6]	320,621	*
Common Stock	Joanna M. Totsky	0	*
Common Stock	Amy E. Dahl	164,936	*
Common Stock	Richard W. Rodier[7]	145,531	*
Common Stock	Gregory S. Janey	59,561	*
All Current Directors and Executive Officers as a Group (20)		1,689,826	1.60%

*Less than one percent of the outstanding shares of our common stock.
1.Shares are deemed to be beneficially owned by a person if such person, directly or indirectly, has or shares: (a) the power to vote or direct the voting of such shares, or (b) the power to dispose or direct the disposition of such shares. Except as otherwise indicated in the footnotes to this table, the persons in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws, where applicable.
2.Beneficial ownership also includes: (a) shares that a person has the right to acquire within 60 days of January 22, 2024, and, as such, includes shares that may be acquired upon exercise of stock options and vesting of restricted stock units within 60 days of January 22, 2024; (b) shares allocated to executive officers under the Retirement Plan; and (c) common stock units and performance share units, collectively referred to as units, credited under the Deferred Plan for Directors and Deferred Plan for Officers. The following table reflects the beneficial ownership by type of security held by our non-employee directors, NEOs, and all current directors and executive officers as a group:

Name	Stock Options	Retricted Stock Units	Retirement Plan	Units under the Deferred Plan for Directors	Units under the Deferred Plan for Officers
Non-Employee Directors:
Janet K. Cooper	22,180	—	—	48,169	—
Dianne C. Craig	0	—	—	0	—
Gary L. Ellis	32,410	—	—	4,008	—
Eric P. Hansotia	556	—	—	0	—
Jeffrey L. Harmening	8,901	—	—	0	—
D. Christian Koch	22,180	—	—	0	—
Joyce A. Mullen	8,901	—	—	4,406	—
James C. O'Rourke	27,218	—	—	0	—
Jill M. Pemberton	556	—	—	952	—
Named Executive Officers:
Richard M. Olson	819,633	0	17,089	—	164,001
Angela C. Drake	15,134	7,859	91	—	728
Renee J. Peterson	172,700	0	745	—	87,259
Joanna M. Totsky	0	0	0	—	0
Amy E. Dahl	126,159	0	3,921	—	16,069
Richard W. Rodier	114,633	0	2,834	—	6,158
Gregory S. Janey	49,012	0	2,127	—	5,165
All Current Directors and Executive Officers as a Group (20)	1,235,737	11,965	41,226	57,535	193,575
3.Includes shares held in trust for estate planning purposes as follows: 24,897 shares for Ms. Cooper, 10,640 shares for Mr. Koch, 12,034 shares for Mr. O'Rourke, 38,932 shares for Ms. Peterson, 2,241 for Ms. Pemberton, and 88,744 shares for all current directors and executive officers as a group. Ms. Cooper's spouse is sole trustee of the trust and has sole voting and investment power with respect to the shares held in trust; and accordingly, Ms. Cooper disclaims beneficial ownership of such shares. Ms. Pemberton has shared voting and investment power with her spouse
4.Ms. Pemberton has shared voting and investment power with her spouse over the 2,241 shares in trust, and Mr. Janey has shared voting and investment power with his spouse over 388 shares.
5.Percentages are based on our shares outstanding as of our record date and are calculated pursuant to Rule 13d-3 under the Exchange Act. Percentage calculations assume, for each person and the group, that all shares that may be acquired by such person or by the group pursuant to stock options or other rights currently exercisable or that become exercisable or issuable within 60 days following January 22, 2024, are outstanding for the purpose of computing the percentage of common stock owned by such person or by the group. However, those unissued shares of our common stock described above are not deemed to be outstanding for the purpose of calculating the percentage of common stock owned by any other person.
6.Ms. Peterson retired as Vice President, Finance on July 10, 2023.
7.Mr. Rodier retired as Group Vice President, Construction Businesses on April 14, 2023.

Stock Ownership Guidelines
We maintain stock ownership guidelines to align the interests of our non-employee directors and executive officers with those of our shareholders. Effective January 16, 2024, our stock ownership guidelines were amended to require that non-employee directors and executive officers hold a number of shares as shown in the table below until the guideline multiple is met. Our previous guidelines did not have a holding requirement, but required non-employee directors and executive officers to reach the specified number of shares within five years of joining the Board or the date of hire or promotion, respectively. In addition, the multiple for the Chairman and CEO was increased from 5x to 6x.

Stock Ownership Guidelines by Position
Non-Employee Directors	Chairman and CEO	Other Executive Officers
5x annual board retainer	6x annual base salary	3x annual base salary
Anti-Hedging and Anti-Pledging Policies
Our Insider Trading Policy addresses hedging, pledging and other transactions which might give the appearance of impropriety. Under the Insider Trading Policy, we consider it inappropriate for any person subject to the policy, including all directors, officers and employees of our Company, to engage in speculative transactions in our Company's securities or other transactions which might give the appearance of impropriety. In addition, we discourage any person subject to the Insider Trading Policy from engaging in frequent trading in our Company's securities because such trading also may give the appearance that such trades were timed to take advantage of material non-public information. Accordingly, our Insider Trading Policy either prohibits or limits the following types of transactions:
•Short sales. All directors, officers and employees of our Company are prohibited from engaging in short sales of our Company's securities since such sales are intended to reward a person for downward changes in price, and as such, may appear to have resulted from the possession of material non-public information.
•Publicly-traded options. All directors, officers and employees of our Company are prohibited from engaging in transactions in put options, call options, or other derivative securities involving our Company's stock, whether on an exchange or otherwise, since given the relatively short terms of publicly-traded options, such transactions may create the appearance that they have resulted from possession of material non-public information.
•Hedging transactions. All directors, officers and employees of our Company are prohibited from engaging in hedging transactions involving our Company's securities, such as collars, equity swaps, prepaid variable forwards, and exchange funds, since such transactions are designed to hedge or offset any decrease in the market value of securities and when that occurs, the owner may no longer have the same objectives as other of our Company's security holders.
•Standing and limit orders. All directors, officers and employees of our Company are restricted in their use of standing and limit orders for our Company's securities, which are orders placed with a broker to sell or purchase stock at a specified price. Because there is no control over the timing of purchases or sales that result from standing instructions to a broker, a transaction could be executed when such shareholders are aware of material non-public information. Accordingly, the Insider Trading Policy provides that if a director, officer or employee of our Company uses a standing order or limit order for our Company's securities, the order should be limited in duration and should otherwise comply with the trading requirements outlined in the Insider Trading Policy.
•Pledging. All directors and officers of our Company are prohibited from purchasing our Company's securities on margin, borrowing against any account in which our Company's securities are held, or pledging our Company's securities as collateral for a loan.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC reports showing ownership of and changes in ownership of our common stock and other equity securities. Based on a review of reports filed by these reporting persons on the SEC's electronic filing, or EDGAR, system and written representations by our directors and executive officers, we believe that all of our directors, executive officers and greater than 10% owners complied with all filing requirements applicable to them during fiscal 2023.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about shares of our common stock that may be issued under our equity compensation plans as of October 31, 2023, the last day of fiscal 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,713,536[1]	$78.80	3,046,609[3]
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	3,713,536[1]	$78.80	3,046,609[3]

1.Amount includes: 2,570,848 outstanding stock options under the 2010 Plan; 402,582 outstanding stock options under the 2022 Plan; 47,700 outstanding restricted stock unit awards under the 2010 Plan, including share dividend equivalents that have been issued on such outstanding restricted stock units; 132,126 outstanding restricted stock unit awards under the 2022 Plan, including share dividend equivalents that have been issued on such outstanding restricted stock units; and 373,520 outstanding performance share awards under the 2010 Plan, assuming a maximum level of achievement. The actual number of shares that will be issued under the performance share awards is determined by the level of achievement of performance goals.
2.Performance share awards and restricted stock units do not have exercise prices and, therefore, have been excluded from the weighted-average exercise price calculation in column (b).
3.Amount represents shares available for future issuance upon awards that may be granted under the 2022 Plan.

OTHER INFORMATION
Shareholder Proposals and Director Nominations for the 2025 Annual Meeting
The 2024 Annual Meeting of Shareholders is expected to be held on March 18, 2025. In order for a shareholder proposal to be included in our proxy statement for the 2025 Annual Meeting, (i) our Secretary must receive such proposal no later than the close of business on October 9, 2024, unless the date of the 2025 Annual Meeting is delayed by more than 30 calendar days; and (ii) such proposal must satisfy all of the requirements of, and not otherwise be permitted to be excluded under, Rule 14a-8 promulgated by the SEC and our Amended and Restated Bylaws.
Under our current Amended and Restated Bylaws, in order for a shareholder to nominate one or more persons for election to the Board at the 2025 Annual Meeting of Shareholders or propose any other business to be brought before the 2025 Annual Meeting, complete and timely notice must be given in writing and in proper form to our Secretary not later than December 19, 2024, nor earlier than November 19, 2024. However, if the date of the 2025 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the 2024 Annual Meeting of Shareholders, such notice must be delivered not earlier than the 120th day prior to the date of the rescheduled 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the rescheduled 2025 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the rescheduled 2025 Annual Meeting. Any notice must contain the specific information required by our Amended and Restated Bylaws, including, among other things, information about: any proposed nominee and his or her relationships with the shareholder submitting the nomination; any agreements, arrangements or understandings the shareholder may have with any proposed nominee or other parties relating to the nomination or other proposal; and the interests that the shareholder has related to our Company and its shares, including as a result of, among other things, derivative securities, voting arrangements or short positions. Such information must be updated as of the record date for the 2025 Annual Meeting and as of the date that is 10 business days prior to the date of the 2025 Annual Meeting.

This summary information regarding our Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which can be found on our website at www.thetorocompany.com/corporategovernance. If a nomination or proposal is not timely and properly made in accordance with the procedures set forth in our Amended and Restated Bylaws, or does not contain the specific information required by our Amended and Restated Bylaws, such nomination or proposal will be defective and will not be brought before the 2025 Annual Meeting. If a nomination or proposal is nonetheless brought before the 2025 Annual Meeting and the Chairman does not exercise the power and duty to declare the nomination or proposal defective, the persons named in the proxy may use their discretionary voting with respect to such nomination or proposal. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the nominees of our Board of Directors must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, including providing a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of TTC shares entitled to vote on the election of directors in support of director nominees other than TTC's nominees, as required by Rule 14a-19(b).
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one set of these documents may have been sent to multiple shareholders at a shared address. Additional copies of this proxy statement and our Annual Report on Form 10-K are available upon request to our General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at (952) 888-8801, or by e-mail to invest@thetorocompany.com. These documents also may be downloaded and printed from our website at www.thetorocompany.com/proxy. Any shareholder who wants to receive separate copies of our proxy statement and annual report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record holder.
Annual Report
TTC's Annual Report on Form 10-K for the fiscal year ended October 31, 2023, as filed with the SEC, will be sent to any shareholder, without charge, upon written request to our General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196. You also may obtain our Annual Report on Form 10-K on the Internet at the SEC's website, www.sec.gov, or on our website at www.thetorocompany.com/proxy. Our Fiscal Year 2023 Annual Report, which contains information about our business but is not part of our disclosure deemed to be filed with the SEC, also is available on our website at www.thetorocompany.com/proxy.
Cost and Method of Solicitation
We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our common stock. We will reimburse these third-parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our non-employee directors, executive officers and other employees may solicit proxies by telephone, electronic transmission and personally. Our non-employee directors, executive officers and other employees will not receive compensation for such services other than regular non-employee director or employee compensation. We have retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut, 06902, for an estimated fee of $8,500, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies in connection with our 2024 Annual Meeting of Shareholders.
Dated: February 6, 2024

BY ORDER OF THE BOARD OF DIRECTORS

Joanna M. Totsky Vice President, General Counsel and Corporate Secretary

THE TORO COMPANY

8111 LYNDALE AVENUE SOUTH
BLOOMINGTON, MN 55420-1196

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR code above
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 18, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TTC2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 18, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V28720-P00047-Z86273 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE TORO COMPANY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gary L. Ellis
02) Jill M. Pemberton

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

Please sign exactly as your name(s) appear(s) on this proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

THE TORO COMPANY

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, March 19, 2024

2:00 p.m. CDT

www.virtualshareholdermeeting.com/TTC2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement for the Annual Meeting of Shareholders on March 19, 2024, and our 2023 Annual Report are available at www.thetorocompany.com/proxy

V28721-P00047-Z86273

THE TORO COMPANY

8111 Lyndale Ave South
Bloomington, MN 55420

Proxy

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on March 19, 2024.

The shares of stock held in this account will be voted as you specify on the reverse side or by telephone or Internet. Shares held in employee benefit plans for which a proxy is not received will be voted by the trustee in the same proportion as votes actually cast by plan participants.

If no choice is specified, the proxy will be voted "For" all nominees for Director and "For" Proposals 2 and 3.

By signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or Internet, and appoint R. M. Olson and J. M. Totsky, or either of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting.

Continued and to be signed on reverse side